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                                                                     Exhibit 2.1

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                         Agreement and Plan of Merger

                                     among

                               Interwoven, Inc.

                             AJ Acquisition Corp.

                                      and

                             Ajuba Solutions, Inc.



                                                                October 19, 2000


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                         Agreement and Plan of Merger

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of October 19, 2000 (the "Agreement Date") by and among Interwoven, Inc., a Delaware corporation ("Parent"), AJ Acquisition Corp., a California corporation that is a wholly-owned subsidiary of Parent ("Sub"), and Ajuba Solutions, Inc., a California corporation ("Company").

                                   Recitals

     A. The parties intend that Sub will be merged with and into Company in a reverse triangular merger, with Company continuing as the surviving corporation (the "Merger"), all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for the Merger to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a "purchase" transaction for accounting purposes.


     B. The Boards of Directors of Parent, Sub and Company have determined that the Merger is in the best interests of their respective companies and stockholders, have approved and declared advisable this Agreement and, accordingly, have agreed to effect the Merger provided for herein upon the terms and conditions of this Agreement.

     C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the Company shareholders set forth on Exhibit A attached hereto (the
                                              ---------
"Core Company Shareholders") are executing and delivering to Parent: (i) an Investment Representation Letter, substantially in the form of Exhibit B
                                                               ---------
attached hereto (the "Investment Representation Letter"), under which each Core Company Shareholder will (A) agree to irrevocably vote all shares of Company capital stock owned by such Core Company Shareholder in favor of amending the Company's Articles of Incorporation to read in substantially the form set forth on Exhibit C attached hereto (the "Amended Articles of Incorporation"); (B)
   ---------
provide certain representations and warranties to Parent; (C) agree to irrevocably vote all shares of Company capital stock owned by such Core Company Shareholder in favor of the Merger and the transactions contemplated by the Merger; and (D) execute an Irrevocable Proxy substantially in the form attached to the Investment Representation Letter.

     D. Upon the Effective Time, and subject to the terms and conditions hereof, (i) the shares of capital stock of Company that are outstanding immediately prior to the Effective Time will be converted into cash and shares of Parent Common Stock (as defined in Section 1.58), (ii) options and other rights to purchase Company capital stock that are outstanding immediately prior to the Effective Time will be converted into options and other rights to purchase Parent Common Stock, and (iii) Sub will be merged with and into Company, in each case, as provided in this Agreement.

     Now, therefore, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                              Certain Definitions

     As used in this Agreement, the following terms have the meanings set forth below:

     1.1 "Agreement of Merger" means an Agreement of Merger in substantially the form attached hereto as Exhibit D.
                            ---------

     1.2  "Alternative Transaction" has the meaning given in Section 5.7.

     1.3  "Amended Articles of Incorporation" has the meaning given in Recital
C.

     1.4 "Applicable Law" means, collectively, all applicable federal, state or local laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, and to Company's knowledge, all foreign laws, ordinances, regulations and rules, applicable to it or to its assets, properties and business (and any regulations promulgated thereunder).

     1.5  "Balance Sheet" has the meaning given in Section 3.8.

     1.6  "Balance Sheet Date" has the meaning given in Section 3.8.

     1.7  "California Law" means the California General Corporation Law.

     1.8  "Claim" has the meaning given in Section 11.5.

     1.9  "Closing" has the meaning given in Section 7.1.

     1.10 "Closing Date" has the meaning given in Section 7.1.

     1.11 Common and Option Consideration" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) $20,707,151 by (b) the Common and Option Diluted Share Number.

     1.12 "Common and Option Diluted Share Number" means the aggregate number of shares of Company Common Stock, Company Options and (other than any shares of Company Preferred Stock) any other option, warrant or other security exercisable or exchangeable for, or convertible into, Company Common Stock (each, on a fully exercised and converted to Company Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

     1.13 "Common Diluted Share Number" means the aggregate number of shares of Company Common Stock and (other than Company Options and shares of Company Preferred Stock) any warrant or other security exercisable or exchangeable for, or convertible into,

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Company Common Stock (each, on a fully exercised and converted to Company Common
Stock basis) that are issued and outstanding immediately prior to the Effective Time.

     1.14 "Code" has the meaning given in Recital A.

     1.15 "Common Merger Consideration" means $20,707,151 less the Total Option Consideration; provided, however, that, at the Closing (i) if the Company's
               --------  -------
Cumulative Deficit is more negative than $1,900,000 then the Common Merger Consideration shall be reduced dollar-for-dollar for any amount by which the Company's Cumulative Deficit is more negative than $1,900,000 and (ii) if the Company's aggregate liability for severance obligations (including to Company's Chief Executive Officer) and fees and expenses incurred in connection with the Merger (such severance obligations and fees and expenses, collectively, the "Merger Fees") exceeds $1,800,000, then the Common Merger Consideration shall be reduced dollar-for-dollar for any such excess; provided, further, that in the
                                               --------  -------
event a reduction in the Common Merger Consideration is called for as a result of both clauses (i) and (ii) above, then a reduction shall be made pursuant to clause (i) and shall be made pursuant to clause (ii) only to the extent that the additional reduction pursuant to clause (ii) does not cause the reduction in the Common Merger Consideration to twice count the Merger Fees. In no event, however, shall the Common Merger Consideration be increased. "Cumulative Deficit" means total assets minus total liabilities (including the Merger Fees but excluding deferred revenue) assumed by Parent on the Closing Date.

     1.16 "Common Shareholder's Pro Rata Share" means, with respect to a holder of Company Common Stock, the quotient obtained by dividing (a) that number of shares of Parent Common Stock to be issued to such holder at the Effective Time (including, for the avoidance of doubt, shares of Parent Common Stock to be held by Parent pursuant to Section 2.4) upon conversion of such holders shares of Company Common Stock, by (b) the Common Shares Consideration.

     1.17 "Common Shares Consideration" means that number of shares of Parent Common Stock equal to the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Common Merger Consideration by (b) the Parent Average Price Per Share.

     1.18 "Common Stock Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Common Shares Consideration by (b) the Common Diluted Share Number.

     1.19 "Company Ancillary Agreements" means, collectively, the Agreement of Merger, each certificate required to be delivered by Company or an officer or officers of Company at the Closing pursuant to Article 9 of this Agreement, and each other agreement (other than this Agreement) which Company is to enter into as a party thereto pursuant to this Agreement.

     1.20 "Company Benefit Arrangements" has the meaning given in Section 3.16.

     1.21 "Company Certificates" has the meaning given in Section 7.2.

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     1.22 "Company Common Stock" means the common stock, $0.001 par value per share, of Company.

     1.23 "Company Disclosure Letter" has the meaning given in the introductory paragraph of Article 3.

     1.24 "Company Financial Statements" has the meaning given in Section 3.8.

     1.25 "Company IP Rights" has the meaning given in Section 3.13.

     1.26 "Company Material Agreement" has the meaning given in Section 3.11.

     1.27 "Company Options" has the meaning given in Section 2.3.

     1.28 "Company Plan" has the meaning given in Section 2.3.

     1.29 "Company Preferred Stock" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock of the Company.

     1.30 "Company Shareholders" means the record holders of issued and outstanding Company Common Stock and Company Preferred Stock immediately prior to the Effective Time as set forth on Schedule 3.4.1 to the Company Disclosure Letter.

     1.31 "Company Stock" means the Company Common Stock and the Company Preferred Stock.

     1.32 "Continuation Agreement" has the meaning given in Section 9.10.

     1.33 "Core Company Shareholders" has the meaning given in Recital C.

     1.34 "Damages" has the meaning given in Section 11.2.

     1.35 "Dissenting Shares" has the meaning given in Section 7.3.

     1.36 "Effective Time" means the date and time on which the Merger first becomes legally effective under the laws of the State of California as a result of the filing with the California Secretary of State of the Agreement of Merger and any required related certificates pursuant to, and in conformity with, the requirements of Section 1103 of California Law, or such later mutually acceptable date and time as may be specified in the Articles of Merger.

     1.37 "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

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     1.38 "Escrow Funds" has the meaning given in Section 2.4.

     1.39 "Escrow Release Date" means the day after the one-year anniversary of the Closing Date.

     1.40 "Escrow Shares" has the meaning given in Section 2.4.

     1.41 "Excess Transaction Expenses" has the meaning given in Section 13.7.

     1.42 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.43 "GAAP" means United States generally accepted accounting principles.

     1.44 "Governmental Authority" means any court, administrative agency, commission or other governmental authority.

     1.45 "Governmental Permits" means material permits, licenses and approvals from, and all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Company to conduct its present business without any violation of Applicable Law.

     1.46 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.47 "Intellectual Property" means, collectively, all worldwide industrial and intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers' notes, memoranda and records.

     1.48 "Investment Representation Letter" has the meaning given in Recital C.

     1.49 "knowledge" means, with respect to any party hereto, with respect to any fact, circumstance, event or other matter in question, that any of the officers or legal or financial personnel of such party (and, with respect to Section 3.13 hereof, that any of the persons engaged in development activity for the Company) has actual or deemed knowledge of such fact, circumstance, event or other matter after reasonable inquiry of such fact, circumstance, event or other matter. An individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in such individual's possession or

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that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities, or (ii) such knowledge could be obtained from reasonable inquiry of those persons employed by Company or Parent (as the case may be), and their respective subsidiaries, if any, charged with administrative or operational responsibility for such matter for such party.

     1.50 "Legal Requirements" means any federal, state, local, municipal or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

     1.51 "Material Adverse Change" or "Material Adverse Effect," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events or changes are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole with its subsidiaries; provided, however,
                                                              --------  -------
that in no event shall (i) a change in the price of the publicly traded stock of Parent or (ii) any event, change, violation, inaccuracy, circumstance or effect related to (A) the economy of the United States, (B) the industry in which such entity or group of related entities operates, constitute, in and of itself, a Material Adverse Change or Material Adverse Effect.

     1.52 "Merger" has the meaning given in Recital A.

     1.53 "New Options" has the meaning given in Section 5.16.

     1.54 "Non-Competition Agreements" has the meaning given in Recital C.

     1.55 "Option Consideration" means that number of shares of Parent Common Stock equal to the result (calculated to the fourth decimal place) obtained by dividing (a) the Total Option Consideration by (b) the Parent Average Price Per Share.

     1.56 "Option Conversion Number" means the result (calculated to the fourth decimal place) obtained by dividing (a) the Option Consideration by (b) the total number of Company Options outstanding at the Effective Time.

     1.57 "Parent Ancillary Agreements" means, collectively, the Agreement of Merger, each certificate to be delivered by Parent or an officer or officers of Parent at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Parent is to enter into as a party thereto pursuant to this Agreement.

     1.58 "Parent Average Price Per Share" means $97.925.

     1.59 "Parent Balance Sheet" has the meaning given in Section 4.5.

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     1.60 "Parent Common Stock" means the common stock, $0.001 par value per share, of Parent.

     1.61 "Parent Disclosure Letter" has the meaning given in the introductory paragraph of Article 4.

     1.62 "Parent SEC Reports" has the meaning given in Section 4.5.

     1.63 "person" means any individual, corporation (including any not-for-profit corporation), partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

     1.64 "Preferred Shareholder's Pro Rata Share" means, with respect to a holder of shares of Company Preferred Stock, the quotient obtained by dividing
(a) that number of shares of Parent Common Stock to be issued to such holder at the Effective Time (including, for the avoidance of doubt, shares of Parent Common Stock to be held by Parent pursuant to Section 2.4) upon conversion of such holders shares of Company Preferred Stock, by (b) Preferred Shares Consideration.

     1.65 "Preferred Shares Consideration" means the sum of (i) the Series A Preferred Shares Consideration, (ii) the Series B Preferred Shares Consideration, (iii) the Series C Preferred Shares Consideration.

     1.66 "Release Date" has the meaning given in Section 11.1.

     1.67 "Series A Preferred Shares Consideration" means that number of shares of Parent Common Stock equal to the quotient (calculated to the fourth decimal place) obtained by dividing (a) $1,060,000 by (b) the Parent Average Price Per Share.

     1.68 "Series A Preferred Stock" means the Series A Preferred Stock, $0.001 par value per share, of the Company.

     1.69 "Series A Preferred Stock Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series A Preferred Shares Consideration by (b) 2,120,000.

     1.70 "Series B Preferred Shares Consideration" means that number of shares of Parent Common Stock equal to the quotient (calculated to the fourth decimal place) obtained by dividing (a) $3,500,000.149 by (b) the Parent Average Price Per Share.

     1.71 "Series B Preferred Stock" means the Series B Preferred Stock, $0.001 par value per share, of the Company.

     1.72 "Series B Preferred Stock Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series B Preferred Shares Consideration by (b) 2,854,163.

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     1.73 "Series C Preferred Shares Consideration" means that number of shares of Parent Common Stock equal to the quotient (calculated to the fourth decimal place) obtained by dividing (a) $5,832,849.88 by (b) the Parent Average Price Per Share.

     1.74 "Series C Preferred Stock" means the Series C Preferred Stock, $0.001 par value per share, of the Company.

     1.75 "Series C Preferred Stock Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series C Preferred Shares Consideration by (b) 2,039,458.

     1.76 "Representative" has the meaning given in Section 11.4.

     1.77 "SEC" means the Securities and Exchange Commission.

     1.78 "Securities Act" means the Securities Act of 1933, as amended.

     1.79 "Sub Ancillary Agreements" means, collectively, the Agreement of Merger, each certificate to be delivered by Sub or an officer or officers of Sub at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Sub is to enter into as a party thereto pursuant to this Agreement.

     1.80 "Subsequent Registration" has the meaning given in Section 12.2.

     1.81 "subsidiary" of a specified entity means any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     1.82 "Surviving Corporation" has the meaning given in Section 2.5.

     1.83 "Termination Date" means November 30, 2000.

     1.84 "Total Option Consideration" means the product of (a) Common and Option Consideration multiplied by (b) the total number of Company Options outstanding at the Effective Time.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

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                                   ARTICLE 2
                                  The Merger

     2.1  Conversion of Shares.
          --------------------

          2.1.1     Conversion of Sub Stock. At the Effective Time, each share
                    -----------------------
of Sub common stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

          2.1.2     Conversion of Company Common Stock. Subject to the terms and
                    ----------------------------------
conditions of this Agreement, at the Effective Time, each share of Company Common Stock held by a Company Shareholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of whole shares of Parent Common Stock that is equal to the Common Stock Conversion Number. The preceding provisions of this Section
2.1.2 are subject to the provisions of Section 2.1.4 (regarding rights of holders of Dissenting Shares), Section 2.1.5 (regarding the elimination of fractional shares of Parent Common Stock), Section 2.1.6 (regarding the continuation of vesting and repurchase rights) and Section 2.4 (regarding the withholding of Escrow Funds).

          2.1.3     Conversion of Company Preferred Stock. Subject to the terms
                    -------------------------------------
and conditions of this Agreement, at the Effective Time, each share of Company Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by a Company Shareholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of whole shares of Parent Common Stock that is equal to the Series A Preferred Stock Conversion Number, the Series B Preferred Stock Conversion Number or the Series C Preferred Stock Conversion Number, respectively. The preceding provisions of this Section 2.1.3 are subject to the provisions of Section 2.1.4 (regarding rights of holders of Dissenting Shares), Section 2.1.5 (regarding the elimination of fractional shares of Parent Common Stock), Section 2.1.6 (regarding the continuation of vesting and repurchase rights) and Section 2.4 (regarding the withholding of Escrow Funds).

          2.1.4     Dissenting Shares. As more fully set forth in Section 7.3,
                    -----------------
holders of shares of Company Stock who have complied with all requirements for perfecting shareholder dissenters' rights, as set forth in Section 1300 et seq. of California Law, shall be entitled to their rights under California Law with respect to such shares.

          2.1.5     Fractional Shares. No fractional shares of Parent Common
                    -----------------
Stock will be issued in connection with the Merger. In lieu thereof, each holder of Company Common Stock or Company Preferred Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock pursuant to
Section 2.1.2 or 2.1.3, computed after aggregating all shares of Parent Common Stock to be received by such holder pursuant to Sections 2.1.2 and 2.1.3, will

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

instead receive from Parent, upon surrender of such holder's Company Certificates pursuant to Article 7, an amount of cash (rounded to the nearest cent) equal to the product obtained by multiplying (a) the Parent Average Price Per Share by (b) the fraction of a share of Parent Common Stock that such holder would otherwise have been entitled to receive.

          2.1.6     Continuation of Vesting and Repurchase Rights. If any shares
                    ---------------------------------------------
of Company Common Stock outstanding immediately prior to the Effective Time are at the Effective Time unvested or are subject to a repurchase option (other than a right of first refusal) or any other condition providing that such shares may be forfeited to Company upon any termination of the shareholder's employment, directorship or other relationship with Company (and/or any affiliate of Company) under the terms of any restricted stock purchase agreement, stock option agreement (including any stock option agreement under the Company Plan) or other agreement with Company ("Unvested Company Shares"), then such repurchase option or other condition shall be assigned to Parent and the shares of Parent Common Stock issued upon the conversion of such Unvested Company Shares in the Merger will be unvested shares and will continue to be subject to the same repurchase options or conditions, as applicable, immediately following the Effective Time as the Unvested Company Shares for which such shares were exchanged were subject to immediately prior to the Effective Time. The certificates representing unvested shares of Parent Common Stock shall accordingly be marked with appropriate legends noting such repurchase options or other conditions. Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     2.2  Adjustments for Capital Changes. Notwithstanding the provisions of
          -------------------------------
Section 2.1, if Parent recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Parent Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of Parent Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Parent Common Stock into the same or a different number of shares of other classes or series of Parent stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend or other distribution on its outstanding shares payable in shares of Parent Common Stock, in shares or securities convertible into shares of Parent Common Stock and/or other Parent equity securities (each, a "Capital Change"), at any time after the Agreement Date and prior to the Effective Time, then the Parent Average Price Per Share, the Common Stock Conversion Number, the Series A Preferred Stock Conversion Number, the Series B Preferred Stock Conversion Number or the Series C Preferred Stock Conversion Number will be appropriately adjusted.

     2.3  Company Options.  At the Effective Time, all outstanding options to
          ---------------
purchase Company Common Stock, including all Company options granted under Company's 1998 Stock Option Plan (the "Company Plan") and all New Options (collectively, "Company Options"), will be assumed by Parent. Each Company Option so assumed by Parent shall be entitled, in accordance with the terms of such option immediately prior to the Effective Time, to purchase after the Effective Time that number of shares of Parent Common Stock determined by multiplying (a) the number of shares of Company Common Stock subject to such Company Option at the Effective Time by (b) the Option Conversion Number. After the Effective Time, the exercise price for each such assumed Company Option will equal the exercise price of the Company Option immediately prior to the Effective Time divided by the Option Conversion Number. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share or a fraction of a cent, then the number of shares of Parent Common Stock subject to such option will be rounded down to the nearest whole number and the exercise price of such option will be rounded up to the nearest cent. To the extent permitted by applicable law, the term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the Company Options will otherwise be unchanged. Continuous employment with Company will be credited to an optionee for purposes of determining the number of shares that are vested after the Effective Time. Parent will cause the Parent Common Stock issued upon exercise of the assumed Company Options to be registered on Form S-8 of the SEC as soon as is practicable after the Effective Time but in any event no later than ten business days after the Effective Time, and will exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Options remain outstanding and will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise thereof.

     2.4  Escrow.
          ------

          (a) At the Effective Time, Parent will withhold from the shares of Parent Common Stock to be issued to Company Shareholders in the Merger upon conversion of their Company Common Stock pursuant to Section 2.1.2, each Common Shareholder's Pro Rata Share of 10% of the Common Shares Consideration (such withheld shares of Parent Common Stock, the "Common Escrow Shares"). At the Effective Time, Parent will withhold from the shares of Parent Common Stock to be issued to Company Shareholders in the Merger upon conversion of their Company Preferred Stock pursuant to Section 2.1.3, each Preferred Shareholder's Pro Rata Share of 10% of the Preferred Shares Consideration (such withheld shares of Parent Common Stock, the "Preferred Escrow Shares", and together with the Common Escrow Shares, the "Escrow Shares"). Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split, stock dividend, recapitalization or other similar event) in respect of Escrow Shares (the "New Shares") shall also be withheld in the Escrow Fund. The Escrow Shares and any New Shares are collectively referred to herein as the "Escrow Funds." Cash dividends on Escrow Funds shall not be added to the Escrow Funds but shall be distributed to the record holders of such Escrow Funds. If a Company Shareholder holds both vested shares of Company Common Stock and Unvested Company Shares, then, with respect to any particular Company Shareholder, upon conversion of such shares of Company Common Stock into Parent Common Stock the percentage of shares of Parent Common Stock withheld and placed in escrow that are unvested or subject to any right of repurchase or other risk of forfeiture ("Parent Unvested Shares") shall be equal to the percentage of such holder's shares of Company Common Stock that were Unvested Company Shares. Parent will hold the certificates representing such Escrow Shares as security for the Company Shareholders' indemnification obligations for Damages under
Article 11. The payment of any Escrow Funds in satisfaction of any indemnification obligations under Article 11 shall be made, with respect to

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each Company Shareholder, first with shares of Parent Common Stock not subject to any vesting or right of repurchase or other risk of forfeiture and then, if such shares are insufficient to satisfy such indemnification obligation and only to the extent of such insufficiency, shall such payment be made with Unvested Parent Shares. The Escrow Funds will be represented by a certificate or certificates issued in the names of each Company Shareholder in proportion to each Common Shareholder's Pro Rata Share and/or Preferred Shareholder's Pro Rata Share, as applicable, and will be held by Parent, subject to the terms and conditions of Article 11, until the Escrow Release Date (subject to any such Escrow Funds being withheld pursuant to Section 11.2(c)).

          (b) Each Company Shareholder shall be shown as the record owner on Parent's books and records of such number of shares of the Escrow Fund as is equal to such Common Shareholder's Pro Rata Share and/or Preferred Shareholder's Pro Rata Share, as applicable, and shall have voting rights with respect to the shares of Parent Common Stock held in the Escrow Fund.

     2.5  Effects of the Merger. At and upon the Effective Time:
          ---------------------

          (a) the separate existence of Sub will cease and Sub will be merged with and into Company, and Company will be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") pursuant to the terms of this Agreement and the Agreement of Merger;

          (b) the Articles of Incorporation of the Surviving Corporation will be amended in its entirety to read as set forth in the Agreement of Merger immediately after the Effective Time;

          (c) the Bylaws of Sub will continue unchanged and be the Bylaws of the Surviving Corporation immediately after the Effective Time;

          (d) each share of Company Common Stock that is outstanding immediately prior to the Effective Time will be converted as provided in this
Article 2;

          (e) each share of Company Preferred Stock that is outstanding immediately prior to the Effective Time will be converted as provided in this
Article 2;

          (f) each Company Option that is outstanding immediately prior to the Effective Time will be assumed and converted as provided in this Article 2;

          (g) each share of Sub common stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation as provided in Section 2.1.1;

          (h) the officers of the Surviving Corporation immediately after the Effective Time will be those individuals who were the officers of Sub immediately prior to the Effective Time, and each such individual shall, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Sub immediately prior to the Effective Time;

          (i) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the members of the Board of Directors of Sub immediately prior to the Effective Time; and

          (j) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     2.6  Securities Law Issues. Parent shall issue the shares of Parent Common
          ---------------------
Stock to be issued to the Company Shareholders in the Merger as provided in Sections 2.1.2 and 2.1.3 pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and the exemption from qualification under the laws of the State of California and other applicable state securities laws. Parent and Company shall comply with all applicable provisions of, and rules under, the Securities Act in connection with offering and issuance of shares of Parent Common Stock in the Merger.

     2.7  Tax Consequences. The parties intend that the Merger shall be treated
          ----------------
as a "reorganization" with the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations and agrees to use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, including reporting the Merger for federal and state income tax purposes in a manner consistent with such characterization. However, Parent makes no representations or warranties to Company or to any Company Shareholder or other holder of Company securities regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to Company or to any Company Shareholder or other holder of Company securities of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and Company and the Company Shareholders acknowledge that Company and the Company Shareholders are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.8  Further Assurances. If, at any time before or after the Effective
          ------------------
Time, Parent believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Parent, the Surviving Corporation and their respective officers and directors will execute and deliver all such proper instruments, deeds, assignments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

                                   ARTICLE 3
                   Representations and Warranties of Company

     Company hereby represents and warrants to Parent that, except as set forth in the letter addressed to Parent from Company and dated as of the Agreement Date (including all schedules thereto) which has been delivered by Company to Parent concurrently herewith (the "Company Disclosure Letter"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Company Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Company under Article 3 of this Agreement.

     3.1  Organization and Good Standing. Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except where the failure to be so duly qualified or licensed would not individually or in the aggregate have a Material Adverse Effect on Company. Company has made available to Parent true and complete copies of the Articles of Incorporation and Bylaws of Company, as currently in full force and effect. Company is not in violation of its Articles of Incorporation or Bylaws.

     3.2  Subsidiaries. Company does not have any subsidiary or any equity or
          ------------
ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. Company is not obligated, nor bound by any agreement or obligation, to make any investment in or capital contribution in or on behalf of any other entity.

     3.3  Power, Authorization and Validity.
          ---------------------------------

          3.3.1  Power and Authority. Subject to (a) the approval of the holders
                 -------------------
of a majority of the outstanding shares entitled to vote on this Agreement and the Merger of (i) the Company Common Stock, (ii) the Company Common Stock and the Company Preferred Stock, on an as converted to Company Common Stock basis, voting together as a single class, and (iii) the Company Preferred Stock voting as a single class and (b) the approval of the holders of a majority of the outstanding shares entitle to vote on the adoption of the Amended Articles of Incorporation of (i) the Company Common Stock and the Company Preferred Stock, on an as converted to Company Common Stock basis, voting together as a single class, (ii) the Company Preferred Stock voting as a single class and (iii) the Series C Preferred Stock (the approvals set forth in clauses (a) and (b) collectively, the "Company Shareholder Approvals"), the Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and all Company Ancillary Agreements and to consummate the Merger. The execution, delivery and performance by Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Company. The Core Company Shareholders have executed and delivered Voting Agreements to Parent agreeing to vote in favor of the Merger and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, which votes are sufficient to approve each of the Company Shareholder Approvals.

          3.3.2   No Consents. No consent, approval, order, authorization from,
                  -----------
or registration, declaration or filing with, any Governmental Authority, or any other person or entity, governmental or otherwise (including any consent, approval, order, authorization, registration, declaration or filing pursuant to the HSR Act), is necessary or required to be made or obtained by Company to enable Company to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Company Ancillary Agreements, and for Company to consummate the Merger except (a) the filing of the Agreement of Merger with the California Secretary of State, (b) such other filings, if any, as may be required in order for Company to comply with applicable federal and state securities laws and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by Company would not be material to Company's ability to consummate the Merger or to perform its obligations under this Agreement and the Company Ancillary Agreements.

          3.3.3   Enforceability. This Agreement has been duly and validly
                  --------------
executed and delivered by the Company. This Agreement and each of the Company Ancillary Agreements are, or when executed by Company will be, assuming the due authorization, execution and delivery by Parent and Sub, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     3.4  Capitalization of Company.
          -------------------------

          3.4.1   Outstanding Securities. (a) As of the Agreement Date, the
                  ----------------------
authorized capital stock of Company consists entirely of: (i) 22,025,837 shares of Company Common Stock, of which a total of 7,131,027 shares are issued and outstanding; and (ii) 7,974,163 shares of Company Preferred Stock, of which (A) 2,120,000 shares are designated Series A Preferred Stock, 2,120,000 of which are issued and outstanding; (B) 2,854,163 shares are designated Series B Preferred Stock, 2,854,163 of which are issued and outstanding; and (C) 3,000,000 shares are designated Series C Preferred Stock, 2,039,458 shares of which are issued and outstanding. The numbers of issued and outstanding shares of Company Common Stock and Company Preferred Stock held by each of the Company Shareholders as of the Agreement Date are set forth in Schedule 3.4.1(a) to the Company Disclosure Letter. Except as expressly set forth in Schedule 3.4.1(a) to the Company Disclosure Letter attached hereto, no shares of Company Common Stock or Company Preferred Stock are issued or outstanding as of the Agreement Date. As of the Agreement Date, Company holds no treasury shares. As of the Agreement Date, an aggregate of 5,476,975 shares of Company Common Stock are reserved and authorized for issuance pursuant to the Company Plan, of which options to purchase a total of 1,505,100 shares of Company Common Stock are outstanding. As of the Agreement Date, there are outstanding warrants to purchase 685,264 shares of Company Common Stock. Schedule 3.4.1(a) to the Company Disclosure Letter lists for each person who holds Company Options, the name of the holder of each such Company Option, the exercise price for each such Company Option, the number of shares or other securities covered by each such Company Option, the exercisability of each such Company Option, the vesting schedule and the extent each such Company Option is vested as of the Agreement Date. Schedule 3.4.1(a) to the Company Disclosure Letter lists for each person who holds Unvested Company Shares, the name of the holder of each such Unvested Company Share, the number of such Unvested Company Shares, the vesting schedule and the extent each such Unvested Company Share is vested as of the Agreement Date. True and complete copies of the standard agreement under the Company Plan and each agreement for each Company Option that does not conform to the standard agreement under the Company Plan have been delivered by Company to Parent. The vesting or exercisability (or any other material terms) of any Company Option or Unvested Company Share, except as disclosed in Schedule 3.4.1(a) of the Company Disclosure Letter, will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated hereby or the occurrence of any subsequent event (such as the termination of employment of the option holder following the consummation of the Merger). No Company Options have been granted or are outstanding except under and pursuant to the Company Plan.

          3.4.2   Valid Issuance. As of the Closing Date and unless consented to
                  --------------
by Parent, there will have been no change in the authorized or outstanding capital stock of Company as represented in Section 3.4.1. All issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Company in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and other applicable Legal Requirements and (b) all requirements set forth in applicable agreements or instruments. All shares of Company Common Stock subject to issuance under Company Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding Company Options have been issued and granted in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and other applicable Legal Requirements and
(b) all requirements set forth in applicable agreements or instruments.

          3.4.3   No Other Options, Warrants or Rights. Other than as set forth
                  ------------------------------------
in Sections 3.4.1 and 3.4.2 and other than, when issued, the New Options, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Company's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Company's capital stock or obligating Company to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement to obtain any shares of Company's capital stock, and there is no liability for dividends accrued but unpaid.

          3.4.4   No Voting Arrangements or Registration Rights. Except as
                  ---------------------------------------------
contemplated by this Agreement, there are no voting agreements, voting trusts or proxies applicable to any of Company's outstanding capital stock or any Company Options or to the conversion of any shares of Company's capital stock in the Merger pursuant to any agreement or obligation to which Company is a party or, to Company's knowledge, pursuant to any other agreement or obligation. Company is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

     3.5  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any of the Company Ancillary Agreements by Company, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will (a) conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under
(i) any provision of the Articles of Incorporation or Bylaws of Company, or (ii) assuming that all the consents, approvals, authorizations and other actions described in Section 3.3.2 have been obtained and all filings and obligations described in Section 3.3.2 have been made, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Company or any of its material assets or properties, or (b) except as set forth on
Schedule 3.5 to the Company Disclosure Letter, other than the Company Shareholder Approvals, require the consent, approval, assignment, notice, release, waiver, authorization or other certificate of any third party to ensure that, following the Effective Time, any agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding, binding commitment, material instrument (including any note, bond, mortgage or indenture), lease, license, permit, franchise, assignment, transaction, obligation or Company Material Agreement to which the Company is a party or by which Company or any of its material assets or properties are bound or affected in order to continue to be in full force and effect without any breach or violation thereof. Neither Company's entering into this Agreement nor the consummation of the Merger or any other transaction contemplated by this Agreement or any Company Ancillary Agreement will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the consummation of the Merger. Except as set forth on Schedule 3.5 to the Company Disclosure Letter, the consummation of the Merger by the Company will not require the consent, release, waiver or approval of any third party (including the consent of any party required to be obtained in order to keep any agreement between such party and the Company in effect following the Merger or to provide that the Company is not in breach or violation of any such agreement following the Merger) other than the Company Shareholder Approvals.

     3.6  Litigation. There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against Company (or against any officer, director, employee or agent of

Company in their capacity as such or relating to their employment, services or relationship with Company) before any court, Governmental Authority or arbitrator, nor, to Company's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator outstanding against Company. To Company's knowledge, there is no basis for any person to assert a claim against Company based upon: (a) Company's entering into this Agreement or any Company Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Company Ancillary Agreement; or (b) a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of the capital stock of Company or any rights as a Company shareholder, including any option, warrant or preemptive rights or rights to notice or to vote, other than the rights of the Company Shareholders with respect to the Company Common Stock and Company Preferred Stock shown as being owned by such persons on Schedule 3.4.1(a) to the Company Disclosure Letter and the rights of holders of Company Options shown as being owned by such persons on Schedule 3.4.1(a) to the Company Disclosure Letter.

     3.7  Taxes.
          -----

          3.7.1 Company has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due (except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP on the Balance Sheet), has established an adequate accrual or reserve for the payment of all taxes payable since inception (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Balance Sheet and in any more recent balance sheet of Company provided by Company to Parent on or before the Agreement Date), has made all necessary estimated tax payments and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All such returns and reports are true, correct and complete, and Company has provided Parent with true and correct copies of such returns and reports. Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Company or any of the officers, employees or agents of Company in their capacity as such. Company has not received any notification from the Internal Revenue Service or any other taxing authority regarding any issues that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including, but not limited to, any sales or use tax authority) regarding Company, or (b) have been raised by the Internal Revenue Service or any other taxing authority and not yet finally resolved. No tax return of Company is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit, and all taxes and any penalties or interest determined by such audit to be due from Company have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any assets of Company other than liens which arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by Company of any statute of limitations with respect to any taxes or extension of time for filing any tax return which has not been filed; and Company has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. Company is not a

"personal holding company" within the meaning of the Code. Company has not filed any election under Section 341(f) of the Code. Company has withheld all taxes, including, but not limited to, federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, Company has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and Company has filed with the Internal Revenue Service all statements, if any, which are required under Section 1.897-2(h) of the Regulations. The Company neither is a party to nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement. The Company has never been involved in a distribution, either as a distributing corporation or a controlled corporation, in a transaction qualifying under Section 355 of the Code.

          3.7.2 No benefit payable or which may become payable by Company pursuant to any Company Benefit Arrangement or as a result of or arising under this Agreement or the Agreement of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

          3.7.3 For the purposes of this Section 3.7, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

     3.8  Company Financial Statements. Company has delivered to Parent as an
          ----------------------------
attachment to Schedule 3.8 of the Company Disclosure Letter an audited balance sheet of Company as of December 31, 1999 and an unaudited balance sheet of the Company as of September 30, 2000 and Company's audited statement of operations, statement of cash flows and statement of changes in shareholders' equity for the year ended December 31, 1999 and Company's unaudited statement of operations, statement of cash flows and statement of changes in shareholders' equity for the nine month period ended September 30, 2000 (all such financial statements of Company and any notes thereto are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements: (a) are derived from and are in accordance with the books and records of Company; (b) fairly present the financial condition of Company at the dates therein indicated and the results of operations for the periods therein specified; and (c) have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for any absence of notes thereto. The unaudited balance sheet of the Company as of September 30, 2000 (the "Balance Sheet Date") included in the Company Financial Statements is hereinafter referred to as the "Balance Sheet." The Company has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which is required to be set forth in the Company

Financial Statements under GAAP except for those (i) disclosed in the Company Financial Statements, (ii) that may have been incurred after the Balance Sheet Date in the ordinary course of the Company's business consistent with its past practices, and (iii) which are, individually or in the aggregate, not material to the business, results of operations or financial condition of the Company. All reserves established by Company that are set forth in or reflected in the Balance Sheet are adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5. The Company Financial Statements comply in all material respects with the American Institute of Certified Public Accountants' Statement of Position 97-2.

     3.9  Title to Properties. Company has good and marketable title to all of
          -------------------
its assets and properties free and clear of all Encumbrances, other than liens for current taxes that are not yet due and payable and except for liens which in the aggregate do not secure more than $10,000 in liabilities. All machinery, vehicles, equipment and other tangible personal property owned or leased by Company or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Company is a party are fully effective in accordance with their respective terms. Company is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has Company received any notice of violation of law with which it has not complied. Company does not own any real property. Schedule 3.9 to the Company Disclosure Letter sets forth a complete and accurate list and a brief description of all personal property owned or leased by Company with an individual value of $1,000 or greater.

     3.10 Absence of Certain Changes. Since December 31, 1999 (unless another
          --------------------------
date is specified below), Company has operated its business in the ordinary course consistent with its past practice, and since such date there has not occurred with respect to Company:

          (a)  any Material Adverse Change;

          (b) any amendment or change in the Articles of Incorporation or Bylaws;

          (c) any incurrence, creation or assumption by Company of (i) any Encumbrance on any of the assets or properties of Company, (ii) any obligation or liability or any indebtedness for borrowed money, or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

          (d) any grant or issuance of any options, warrants or other rights to acquire from Company, directly or indirectly, except as described in Sections
3.4.1 and 3.4.2, or any offer, issuance or sale by Company of any debt or equity securities of Company;

          (e) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Company's capital stock, or any acceleration or release of any right to repurchase shares of Company's capital stock upon the shareholder's termination of employment or services with Company;

            (f) any payment or discharge by Company of any liability of Company or Encumbrance on any asset or property of Company of an amount in excess of $50,000 for any liability or Encumbrance;

            (g) any purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets (including intangible assets), properties or goodwill of Company (other than a non-exclusive license of any products or services of Company);

            (h) any material damage, destruction or loss of any material property or material asset of Company, whether or not covered by insurance;

            (i) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Company, or any split, combination or recapitalization of the capital stock of Company or any direct or indirect redemption, purchase or other acquisition of any capital stock of Company or any change in any rights, preferences, privileges or restrictions of any outstanding security of Company;

            (j) any change or increase in the compensation, including severance compensation, payable or to become payable to any of the officers, directors or employees of Company or in any bonus or pension, insurance or other benefit payment or arrangement (including stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents, except in connection with normal employee salary or performance reviews since June 30, 1999 and except as contemplated in this Agreement;

            (k) any change with respect to the management, supervisory or other key personnel of Company;

            (l) any obligation or liability incurred by Company to any of its officers, directors or shareholders, except for normal and customary compensation and expense allowances payable to officers;

            (m) the making by Company of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of Company or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

            (n) any entering into, amendment of, relinquishment, termination or non-renewal by Company of any contract, lease, transaction, commitment or other right or obligation; or any written or oral indication or assertion by the other party thereto of any material problems with Company's services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

            (o) any material change in the manner in which Company extends discounts, credits or warranties to customers or otherwise deals with its customers;

            (p) the entering into by Company of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Company that involves in excess of $50,000;

            (q) any license, transfer or grant of a right under any Company IP Rights, except in the ordinary course of business of the Company; or

            (r) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any material revaluation by Company of any of its material assets.

          3.11    Contracts and Commitments/Licenses and Permits. Schedule
                  ----------------------------------------------
     3.11(a) through (k) to the Company Disclosure Letter sets forth a list of each of the following written or oral contracts, agreements, leases, licenses, permits, assignments, mortgages, transactions, obligations, binding commitments or other instruments to which Company is a party or to which Company or any of its assets or properties is bound:

            (a) any contract or agreement providing for payments (whether fixed, contingent or otherwise) by or to Company in an aggregate amount of $20,000 or more;

            (b) any contract providing for the development of any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) Company, or providing for the purchase or license of any software, content (including textual content and visual or graphics content), technology or intellectual property to (or for the benefit or use of) Company, which software, content, technology or intellectual property is in any manner used or incorporated (or is contemplated by Company to be used or incorporated) in connection with any aspect or element of any product, service or technology of Company (other than software generally available to the public at a per copy license fee of less than $500 per copy);

            (c) any joint venture or partnership contract or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

            (d) any contract or commitment for or relating to the employment of any officer, employee or consultant of Company or any other type of contract or understanding with any officer, employee or consultant of Company that is not immediately terminable by Company without cost or other liability;

            (e) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money or extension of a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

            (f) any lease or other agreement under which Company is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

            (g) any agreement that restricts Company from engaging in any aspect of its business; from participating or competing in any line of business or market; from freely setting prices for Company's products, services or technologies (including, but not limited to, most favored customer pricing provisions); from engaging in any business in any market or geographic area; or from soliciting potential employees, consultants, contractors or other suppliers or customers;

            (h)  any Company IP Rights Agreement (as defined in Section 3.13);

            (i) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Company or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those agreements conforming to the standard agreement under the Company Plan;

            (j)  any contract with or commitment to any labor union; and

            (k)  any Governmental Permit.

          A true and complete copy of each agreement or document required by these subsections (a) through (j) of this Section to be listed on Schedule 3.11 to the Company Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "Company Material Agreements") and a copy of each Governmental Permit required by subsection (k) of this Section to be listed on Schedule 3.11 to the Company Disclosure Letter has been delivered to Parent's legal counsel.

          3.12    No Default; No Restrictions.
                  ---------------------------

                  (a) Company is not, nor to the Company's knowledge is any other party, in material breach or default under any Company Material Agreement. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Company Material Agreement, or (ii) to Company's knowledge, give any third party (A) the right to declare a default or exercise any remedy under any Company Material Agreement,
(B) the right to a rebate, chargeback, penalty or change in delivery schedule under any Company Material Agreement, (C) the right to accelerate the maturity or performance of any obligation of Company under any Company Material Agreement, or (D) the right to cancel, terminate or modify any Company Material Agreement. Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Material Agreement. Company has no material liability for renegotiation of government contracts or subcontracts, if any.

                  (b) Company is not a party to, and no asset or property of Company is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits, purports to restrict or prohibit, Company or, following the Effective Time, the Surviving Corporation or Parent, from freely engaging in any business now conducted or contemplated by Company or from competing anywhere in the world (including any contracts, covenants or agreements restricting the geographic area in which Company may sell, license, market, distribute or support any products or technology or provide services; or restricting the markets, customers or industries that Company may address in operating its business; or restricting the prices which Company may charge for its products or technology or services), or includes any grants by Company of exclusive rights or licenses.

          3.13    Intellectual Property.
                  ---------------------

                  3.13.1 The Company (i) owns and has independently developed, or (ii) has the valid right or license to use, possess, develop, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property used in the conduct of the Company Business (as defined below) (such Intellectual Property being hereinafter collectively referred to as the "Company IP Rights"). Such Company IP Rights are sufficient for such conduct of the Company Business. As used herein, the term "Company Business" means the business of Company as presently conducted and as presently proposed to be conducted. As used in this Section 3.13, "Company-Owned IP Rights" means Company IP Rights which are owned by or exclusively licensed to Company; and "Company-Licensed IP Rights" means Company IP Rights which are not Company-Owned IP Rights.

                  3.13.2 Neither the execution, delivery and performance of this Agreement, the Agreement of Merger, or the consummation of the Merger and the other transactions contemplated by this Agreement and/or by Company Ancillary Agreements will, in accordance with their terms: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Company IP Right (collectively, the "Company IP Rights Agreements") to which the Company is a party; (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company IP Right; or (c) materially impair the right of Company or the Surviving Corporation to use, possess, sell or license any Company IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Company to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Company IP Rights by Company to the extent necessary for the conduct of the Company Business and none will become payable as a result of the consummation of the transactions contemplated by this Agreement.

                  3.13.3 Neither the use, development, manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Company or currently under development by Company violates any license or agreement between Company and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the knowledge of the Company, threatened, claim or litigation contesting the validity, ownership or right of Company to exercise any Company IP Right nor, to the knowledge of Company, is there any legitimate basis for any such claim, nor has Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Company, is there any legitimate basis for any such assertion.

                  3.13.4 No current or former employee (when such former employee was employed by the Company), consultant or independent contractor of
Company: (a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Company or using trade secrets or proprietary information of others without permission; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Company that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any employee of Company or the use by Company of the services of any consultant or independent contractor does not subject Company to any liability to any third party for improperly soliciting such employee or consultant, or independent contractor to work for Company, whether such liability is based on contractual or other legal obligations to such third party. Schedule 3.13.4 to the Company Disclosure Letter contains a true and complete list of the Company's engineers as of the Agreement Date who will receive offers of employment from Parent.

                  3.13.5 Company has taken all reasonably necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Company IP Rights and to preserve and maintain all Company's interests and proprietary rights in Company IP Rights. All officers, employees and consultants of Company having access to proprietary information of Company, its customers or business partners and inventions owned by Company, have executed and delivered to Company an agreement regarding the protection of such proprietary information and the assignment of Company's inventions to Company (in the case of proprietary information of Company's customer and business partners, to the extent required by such customers and business partners); and copies of all such agreements have been delivered to Parent's counsel. Company has secured valid written assignments from all of Company's consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Company-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that Company does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Company has any right, license, claim or interest whatsoever in or with respect to any Company IP Rights.

                  3.13.6 Schedule 3.13.6 to the Company Disclosure Letter contains a true and complete list of (i) all worldwide registrations made by or on behalf of Company of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World

Wide Web URLs or addresses with any governmental or quasi-governmental authority; and (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to federal, state and foreign laws by Company to secure, perfect or protect its interest in Company IP Rights, including all patent applications, copyright applications, and applications for registration of trademarks and service marks. All registered patents, trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses, and copyrights held by Company are valid, enforceable and subsisting and the Company is the record owner thereof.

                  3.13.7 Company owns all right, title and interest in and to all Company-Owned IP Rights free and clear of all Encumbrances and licenses (other than licenses and rights listed in Schedule 3.13.8 to the Company Disclosure Letter). Company's right, license and interest in and to all Company-Licensed IP Rights are free and clear of all Encumbrances and licenses (other than licenses and rights listed in Schedule 3.13.8 to the Company Disclosure Letter).

                  3.13.8 Schedule 3.13.8 to the Company Disclosure Letter contains a true and complete list of (i) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person or entity is authorized to use any Company IP Rights, and (ii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company is authorized to use any third party Intellectual Property.

                  3.13.9 Neither Company nor any other party acting on behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, any Company Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery by Company or any other party acting on Company's behalf to any party of any Company Source Code. Schedule 3.13.9 to the Company Disclosure Letter identifies each contract, agreement and instrument (whether written or oral) pursuant to which Company has deposited, or is or may be required to deposit, with an escrowholder or any other party, any Company Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Company Source Code. As used in this Section 3.13.9, "Company Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any Company-Owned IP Rights or any other product or service marketed or currently proposed to be marketed by Company.

                  3.13.10 To Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company IP Rights by any third party, including any employee or former employee of Company. Company has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed, or provided by Company.

                  3.13.11 All software developed by Company and licensed by Company to customers and all other products manufactured, sold, licensed, leased or delivered by Company to customers and all services provided by Company to customers on or prior to the Closing Date conform in all material respects (to the extent required in contracts with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and Company has no material liability (and, to Company's knowledge, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Company giving rise to any material liability relating to the foregoing contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

                  3.13.12 No government funding; facilities of a university, college, other educational institution or research center; or funding from third parties (other than funds received in consideration for capital stock of Company) was used in the development of the computer software programs or applications owned by the Company. No current or former employee, consultant or independent contractor of Company, who was involved in, or who contributed to, the creation or development of any Company IP Rights, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Company.

          3.14    Compliance with Laws.
                  --------------------

                  3.14.1 Company has materially complied, and is now and at the Closing Date will be in material compliance with, all Applicable Law. Company holds all valid material licenses and other Governmental Permits that are necessary and/or legally required to be held by it to conduct its business as presently conducted.

                  3.14.2 All materials and products distributed or marketed by Company have at all times made all disclosures to users or customers required by Applicable Law and to the Company's knowledge none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive in any material respect.

                  3.14.3 Company holds all Governmental Permits, and all such Governmental Permits are in full force and effect. Company has not received any notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

                  3.14.4 Neither Company nor any director, officer or, to the Company's knowledge, any agent or employee of Company has, for or on behalf of Company, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other payment in violation of Applicable Law.

          3.15    Certain Transactions and Agreements. None of the officers and
                  -----------------------------------
directors of the Company and, to Company's knowledge, none of the employees or shareholders of the Company, nor, to Company's knowledge, any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Company (except with respect to any interest in less than two percent of the stock of any corporation whose stock is publicly traded). None of such officers, directors, employees or shareholders nor, to Company's knowledge, any member of their immediate families is a party to, or otherwise directly interested in, any contract or informal arrangement with Company, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Parent. None of such officers and directors and, to Company's knowledge, none of the employees, shareholders nor, to Company's knowledge, any member of their immediate families has any interest in any property, real or personal, tangible or intangible (including, but not limited to, any Company IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of the Company, except for the rights of a shareholder under Applicable Law.

          3.16    Employees, ERISA and Other Compliance.
                  -------------------------------------

                  3.16.1 Company is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has made commercially reasonable efforts to correctly classify employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. A list of all employees, officers and consultants of Company and their current title and/or job description and compensation is set forth on Schedule 3.16.1 to the Company Disclosure Letter. Company does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                  3.16.2 Company (a) is not now, nor has ever been, subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) has any current labor disputes. Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. All of the employees of Company are legally permitted to be employed by Company in the United States of America in their current job capacities.

                  3.16.3 Company has no pension plan, which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of Company is subject to Title IV of ERISA.

                  3.16.4 (a) Schedule 3.16.4 to the Company Disclosure Letter lists each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Company or any ERISA Affiliate and covers any employee or former employee of Company. Such contracts, plans and arrangements as are described in this Section 3.16.4 are collectively referred to herein as "Company Benefit Arrangements." For purposes of this Section 3.16, "ERISA Affiliate" shall mean any entity which is a member of: (i) a "controlled group of corporations", as defined in Section 414(b) of the Code; (ii) a group of entities under "common control", as defined in Section 414(c) of the Code; or (iii) an "affiliated service group", as defined in
Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company or any subsidiary of the Company.

            (b) Each Company Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement and each such Company Benefit Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable opinion, advisory, notification and/or determination letter, as applicable, that such plan satisfied the requirements of the Tax Reform Act of 1986 and the GUST amendments (a copy of which letter(s) have been delivered to Parent and its counsel), or has a remaining period of time to apply for such letter. No Company Benefit Arrangement will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. No employee of the Company or any of its subsidiaries, and no person subject to any health plan of the Company or any of its subsidiaries has made medical claims through such health plan during the 12 months preceding the date hereof for more than $100,000 in the aggregate for which the Company is responsible, or has any catastrophic illness.

            (c) Company has delivered to Parent or its counsel a complete and correct copy and description of each Company Benefit Arrangement.

            (d) Company has timely filed and delivered to Parent and its counsel the most recent annual report (Form 5500) for each Company Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

            (e) Company has not ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Company sponsors as employer or in which Company participates as an employer, which was not otherwise exempt pursuant to
Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

            (f) All contributions due and owing from Company with respect to any of Company Benefit Arrangements have been made or have been accrued on Company's financial statements (including the Company Financial Statements), and no further contributions will be due or will have accrued thereunder as of the Closing Date.

            (g) To Company's knowledge, all individuals who, pursuant to the terms of any Company Benefit Arrangement, are entitled to participate in any such Company Benefit Arrangement, are currently participating in such Company Benefit Arrangement or have been offered an opportunity to do so and have declined.

            (h) Company will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

                  3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by Company relating to, or change in employee participation or coverage under, any Company Benefit Arrangement that would increase materially the expense of maintaining such Company Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 1999.

                  3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Company are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, the Americans with Disabilities Act of 1990, as amended and the Family Medical Leave Act of 1993, as amended, and the regulations thereunder, as such requirements affect Company and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Company Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Company, or in a Material Adverse Effect on Parent after the Effective Time.

                  3.16.7 Company is not a party to any: (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Company in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement,
(ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, except as required by applicable law; or (b) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Company Ancillary Agreement.

     3.17 Corporate Documents.  Company has made available to Parent for
          -------------------
examination all documents and information listed in the Company Disclosure Letter or in any schedule thereto or in any other Exhibit or Schedule called for by this Agreement which have been requested by Parent, including the following:
(a) copies of Company's Articles of Incorporation and Bylaws as currently in effect; (b) Company's minute book containing all records of all proceedings, consents, actions, and meetings of Company Shareholders, Board of Directors and any committees thereof; (c) Company's stock ledger, option ledger, and warrant ledger and journal reflecting all stock issuances and transfers, and all grants of options and warrants to purchase Company capital stock and other Company securities; (d) all Governmental Permits, and all applications for such Governmental Permits; and (e) all the Company Material Agreements.

     3.18 No Brokers.  Neither Company nor any affiliate of Company is obligated
          ----------
for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement.

     3.19 Books and Records.
          -----------------

          3.19.1 The books, records and accounts of Company (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Company, and (d) accurately and fairly reflect the basis for the Company Financial Statements.

          3.19.2 Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.20 Insurance.  Since its organization, Company has maintained, and now
          ---------
maintains, all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies as to which coverage has been questioned in writing, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been timely paid and Company is otherwise in material compliance with the terms of such policies. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by Company are set forth in Schedule 3.20 to the Company Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

     3.21 Environmental Matters.
          ---------------------

          3.21.1 Company is in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Company has not received any notice or other communication, whether from a governmental body, citizens groups, employee or otherwise, that alleges that Company is not in compliance with any Environmental Law, and there are no circumstances that may prevent or interfere with the compliance by Company with any current Environmental Law in the future. To Company's knowledge, no current or prior owner of any property leased or possessed by Company has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or Company is not in compliance with any Environmental Law. All governmental authorizations currently held by Company pursuant to any Environmental Law (if any) are identified in Schedule 3.21 to the Company Disclosure Letter.

          3.21.2 For purposes of this Section 3.21: (a) "Environmental Law" means any federal, state or local statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (b) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     3.22 No Existing Discussions.  Neither Company nor any director or officer
          -----------------------
and, to the Company's knowledge, no employee, agent or shareholder of Company is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction.

     3.23 HSR Act.
          -------

          (a) Company is not a "$10 million person" as defined under the rules and regulations of the HSR Act and the Company is not "engaged in manufacturing" for purposes of the HSR Act.

          (b) There is no person, or group of persons under Common Control, who Control(s) Company. For the purposes of this Section, the term "Control" or "Controlling" means either (a) holding beneficial ownership, whether direct or indirect through fiduciaries, agents, controlled entities or other means, of 50% or more of the outstanding voting securities of an issuer; (b) in the case of an entity that has no outstanding voting securities, having the right to 50% or more of the profits of the entity, or having the right in the event of dissolution to 50% or more of the assets of the entity; or (c) having the contractual power presently to designate 50% or more of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. For the purposes of this Section, "Common Control" means sharing an Ultimate Parent. For the purposes of this Section, "Ultimate Parent" means a person who is not Controlled by any other entity.

     3.24 Disclosure. Neither this Agreement, its Exhibits and Schedules and the
          ----------
Company Disclosure Letter, nor any Company Ancillary Agreements delivered by Company to Parent under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     3.25 Tax Free Reorganization.  Neither Company nor, to Company's knowledge,
          -----------------------
any affiliate of the Company, has taken any action or knows of any fact, agreement, plan or other circumstances that poses a material risk to the status of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

     3.26 Board Actions.  The Board of Directors of the Company (a) has
          -------------
unanimously determined that the Merger is in the best interests of the Company Shareholders and is on terms that are fair to such Company Shareholders, and has recommended the Merger to the Company Shareholders, and (b) will submit the Merger, this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby and thereby, to the extent that shareholder approval is required thereof under Applicable Law and the Company's Articles of Incorporation and Bylaws, to the vote and approval of the holders of (i) the Company Common Stock, (ii) the Company Common Stock and the Company Preferred Stock, on an as converted to Company Common Stock basis, voting together as a single class, and (iii) the Company Preferred Stock voting as a single class.

                                   ARTICLE 4
               Representations and Warranties of Parent and Sub

     Parent and Sub hereby represent and warrant to Company that, except as set forth in the letter addressed to Company from Parent and dated as of the Agreement Date (including all schedules thereto) which has been delivered by Parent to Company concurrently herewith (the "Parent Disclosure Letter"), each of the representations, warranties and statements contained in the following sections of this Article 4 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Parent Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Parent and Sub under Article 4 of this Agreement.

     4.1  Organization and Good Standing.  Parent is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own, operate and lease its properties and to carry on its business. Parent owns all of the issued and outstanding capital stock of Sub. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction where the property owned, leased or operated by it or the nature its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate have a Material Adverse Effect on Parent. Parent has made available to Company true and complete copies of the Certificate or Articles of Incorporation and Bylaws of Parent and Sub, as currently in full force and effect. Neither Parent nor Sub is in violation of its Certificate or Articles of Incorporation or Bylaws.

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1  Power and Authority. Parent has all requisite corporate power
                 -------------------
and authority to enter into, execute, deliver and perform its obligations under this Agreement and all the Parent Ancillary Agreements and to consummate the Merger. The execution, delivery and performance by Parent of this Agreement, each of the Parent Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Parent. Neither the Merger nor the execution, delivery and performance of this Agreement and each of the Parent Ancillary Agreements by Parent requires the approval of Parent's stockholders. Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and all the Sub Ancillary Agreements and to consummate the Merger. The execution, delivery and performance by Sub of this Agreement, each of the Sub Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Sub.

          4.2.2  No Consents. No consent, approval, order, authorization from,
                 -----------
or registration, declaration or filing with, any Governmental Authority, or any other person or entity, governmental or otherwise (including any consent, approval, order, authorization, registration, declaration or filing pursuant to the HSR Act), is necessary or required to be made or obtained by Parent or Sub to enable Parent and Sub to lawfully execute and deliver, enter into, and to perform their respective obligations under this Agreement and each of the Parent Ancillary Agreements or Sub Ancillary Agreements, as applicable, and for Parent and Sub to consummate the Merger, except: (a) the filing of the Agreement of Merger with the California Secretary of State, (b) the filing by Parent with the SEC or any state securities law authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the Securities Act and/or applicable state securities laws which Parent relies on in issuing shares of Parent Common Stock pursuant to this Agreement, (c) the filing by Parent of such reports and information with the SEC under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (d) the filing by Parent with the SEC of the Form S-3 registration statement to be filed by Parent pursuant to this Agreement, (e) the filing by Parent with the SEC of the Form S-8 registration statement to be filed by Parent pursuant to this Agreement, (f) such other filings as may be required by the Nasdaq Stock Market with respect to the Merger, the other transactions contemplated by this Agreement, and the issuance of shares of Parent Common Stock and the assumption of Company by Parent in the Merger, (g) such other filings, if any, as may be required in order for Parent to comply with applicable federal and state securities laws, and (h) such other consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by Parent or Sub would not be material to Parent's or Sub's ability to consummate the Merger or to perform their respective obligations under this Agreement, the Parent Ancillary Agreements and the Sub Ancillary Agreements, respectively.

          4.2.3  Enforceability.  This Agreement has been duly executed and
                 --------------
delivered by Parent and Sub. This Agreement and each of the Parent Ancillary Agreements are, or when executed by Parent will be, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and each of the Sub Ancillary Agreements are, or when executed by Sub will be, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     4.3  Capitalization of Parent and Sub.
          --------------------------------

          (a) The authorized capital stock of Parent consists of: (i) 100,000,000 shares of Parent Common Stock, of which there were 49,500,418 shares issued and outstanding as of September 30, 2000; and (ii) 5,000,000 shares of Parent Preferred Stock, $0.001 par value per share, of which no shares are issued or outstanding as of September 30, 2000. All issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of September 30, 2000: (i) there were options outstanding to purchase an aggregate of 13,027,911 shares of Parent Common Stock pursuant to Parent's stock option plans; (ii) 753,478 shares of Parent Common Stock reserved for future issuance under Parent's 1999 Employee Stock Purchase Plan; and (iii) 4,059,992 shares of Parent Common Stock reserved for future issuance under Parent's 2000 Employee Stock Incentive Plan. As of September 30, 2000 there were outstanding 60,554 warrants to purchase Parent Common Stock. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of Sub consists of 100 shares of common stock, no par value per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

          (c) The Parent Common Stock to be issued in the Merger, and the Parent Common Stock to be issued upon the exercise of assumed Company Options, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

     4.4  No Conflict.  Neither the execution and delivery of this Agreement
          -----------
   nor any of the Parent Ancillary Agreements or Sub Ancillary Agreements by Parent or Sub, as applicable, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will (a) conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (i) any provision of the Certificate or Articles of Incorporation or Bylaws of Parent or Sub, or (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.2.2 have been obtained and all filings and obligations described in Section 4.2.2 have been made, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Parent or Sub or any of their respective material assets or properties, or (b) except as set forth in
   Schedule 4.4 to the Parent Disclosure Letter, require the consent, approval, assignment, notice, release, waiver, authorization or other certificate of any third party to ensure that, following the Effective Time, any agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding, commitment (whether verbal or in writing), material instrument (including any note, bond, mortgage or indenture), lease, license, permit, franchise, assignment, transaction, obligation to which Parent or Sub is a party or by which Parent or Sub or any of their material assets or properties are bound or affected in order to continue to be in full force and effect without any breach or violation thereof. Neither Parent nor Sub's entering into this Agreement nor the consummation of the Merger or any other transaction contemplated by this Agreement or any Parent Ancillary Agreement or Sub Ancillary Agreement will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the consummation of the Merger.

     4.5  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since the effective date of the registration statement for Parent's initial public offering. All such required forms, reports and documents (including the registration statement for Parent's initial public offering and such forms, reports and documents that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Report that was filed prior to the Agreement Date.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"): (i) complied, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q, 8-K or any successor form under the Exchange Act); and (iii) fairly presented, or will fairly present, in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The audited balance sheet of Parent contained in Parent SEC Reports as of December 31, 1999 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, since December 31, 1999 neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

     4.6  Absence of Certain Changes.  Except as set forth in the Parent
          --------------------------
SEC Reports (other than disclosure set forth in the Risk Factors sections of the Parent SEC Reports), since the date of the Parent Balance Sheet, Parent has operated its business in the ordinary course consistent with past practice, and since such date there has not occurred with respect to Parent: (a) any change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Change in Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws; (c) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or any material revaluation by Parent of any of its material assets; or (d) any declaration, setting aside or payment of a dividend on, or the making of any other distribution in respect of, the capital stock of Parent, or any split, combination or recapitalization of the capital stock of Parent or any direct or indirect redemption, purchase or other acquisition of any capital stock of Parent or any change in any rights, preferences, privileges or restrictions of any outstanding security of Parent.

     4.7  Tax Free Reorganization. Neither Parent, Sub nor, to Parent's
          -----------------------
knowledge, any affiliate of Parent or Sub, has taken any action or knows of any fact, agreement, plan or other circumstances that poses a material risk to the status of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

     4.8  Litigation. Except as disclosed in the Parent SEC Reports, there is no
          ----------
action, suit, arbitration, mediation, proceeding, claim or investigation pending against Parent or Sub (or, against any officer or director or, to the knowledge of Parent, an employee or agent of Parent in their capacity as such or relating to their employment, services or relationship with Parent) before any court, Governmental Authority or arbitrator, nor, to Parent's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened that, if resolved adversely to Parent or Sub, would have (a) a Material Adverse Affect on Parent, (b) materially impair the ability of Parent or Sub to perform their obligations under this Agreement, or (c) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. To Parent's knowledge, there is no basis for any person to assert a claim against Parent or Sub based upon Parent's and Sub's entering into this Agreement or any Parent Ancillary Agreement or Sub Ancillary Agreement, respectively, or consummating the Merger or any of the transactions contemplated by this Agreement or any Parent Ancillary Agreement or Sub Ancillary Agreement, respectively.

     4.9  Interim Operations of Sub. Sub was formed by Parent solely for the
          -------------------------
purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a stock purchase agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

                                   ARTICLE 5
                       Pre-Closing Covenants of Company

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 10, Company covenants and agrees with Parent as follows:

     5.1  Advice of Changes.  Company will promptly advise Parent in writing of
          -----------------
any (a) event occurring subsequent to the Agreement Date that would render any representation or warranty of Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) breach of any covenant or obligation of the Company pursuant to this Agreement or any Company Ancillary Agreement, or (c) Material Adverse Change in Company.

     5.2  Maintenance of Business. Company will use commercially reasonable
          -----------------------
efforts to carry on and preserve its business and its relationships with customers, advertisers, suppliers, employees and others with whom Company has contractual relations in substantially the same manner as it has prior to the Agreement Date consistent with past practices. If Company becomes aware of a material deterioration in the relationship with any key customer, key advertiser, key supplier or key employee, it will promptly bring such information to the attention of Parent in writing and, if requested by Parent, will exert commercially reasonable efforts to promptly restore the relationship.

     5.3  Conduct of Business. Company will continue to conduct its business and
          -------------------
maintain its business relationships in the ordinary and usual course and Company will not, without the prior written consent of Parent, except as described in
Section 5.3 of the Company Disclosure Letter:

          (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person;

          (b) lend any money, other than reasonable and normal advances to employees for bona fide expenses;

          (c) enter into any material transaction or agreement or take any other similar action;

          (d)  grant any Encumbrance on any of its assets;

          (e)  sell, transfer or dispose of any of its assets;

          (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

          (g) pay any bonus, increased salary, severance or special remuneration to any officer, director, employee or consultant (except pursuant to arrangements disclosed in writing to Parent prior to the Agreement Date or disclosed in writing subsequent to the Agreement Date and approved in writing by Parent) or amend or enter into any employment, consulting agreement or severance agreement with any such person;

          (h)  change any of its accounting methods except as required by GAAP;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of Company in connection with the termination of their services with Company at the original purchase price of such stock), pay or distribute any cash or property to any shareholder or security holder of Company or make any other cash payment to any shareholder or security holder of Company;

          (j) amend or terminate any contract, agreement or license to which Company is a party;

          (k)  waive or release any material right or claim;

          (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities (other than pursuant to the exercise of any Company Options outstanding on the Agreement Date and disclosed on Schedule 3.4.1(a) to the Company Disclosure Letter), or issue, grant or create any warrants, obligations, subscriptions, options (other than the New Options as provided in Section 5.16 to purchase Company Common Stock, provided that the vesting of such New Options does not accelerate in connection with the Merger or any of the other transactions contemplated hereby, and that such options vest over a four-year period, with not more than twenty-five percent at the end of the first year and 21/12% each full calendar month thereafter), convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;

          (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

          (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than Parent or Sub) or enter into any negotiations, discussions or agreement for such purpose;

          (o) amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

          (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party;

          (q)  materially change any insurance coverage;

          (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Parent for its review at a reasonable time prior to filing;

          (s) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of Company, any Company stock options, warrants or other Company securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Company or (ii) the vesting or release of any shares of capital stock or other securities of Company from any repurchase options or rights of refusal held by Company or any other party or any other restrictions; or

          (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

     5.4  Regulatory Approvals.  Company will promptly execute and file, or join
          --------------------
in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, which may be reasonably required, or which Parent may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Company Ancillary Agreement. Company will use commercially reasonable efforts to obtain, and to cooperate with Parent to promptly obtain, all such authorizations, approvals and consents.

     5.5  Necessary Consents. Company will use commercially reasonable efforts
          ------------------
to promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable Parent to carry on Company's business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any agreement or contract to which Company is a party or is bound or by which any of its assets is bound.

     5.6  Litigation. Company will notify Parent in writing promptly after
          ----------
learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by Company to be threatened against Company or any of its officers, directors, employees or shareholders in their capacity as such.

     5.7  No Other Negotiations. Company will not, and Company will not
          ---------------------
authorize, encourage or permit any officer, director, employee, shareholder, affiliate or agent of Company or any attorney, investment banker or other person on Company's or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Company is not interested in any Alternative Transaction); (iii) furnish any information regarding Company to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Company will not consider any Alternative Transaction); (iv) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that Company will not consider any Alternative Transaction); (v) otherwise cooperate with, facilitate or encourage any effort or attempt by any person or entity (other than Parent) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between Company and any third party that is related to, provides for or concerns any Alternative Transaction. Company will promptly notify Parent orally and in writing of any inquiries or proposals received by Company or its directors, officers, shareholders, employees or agents regarding any Alternative Transaction and will identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. Any violation of the restrictions set forth in this Section by any officer, director or employee of Company or any attorney, investment banker or other director or representative of Company shall be deemed a breach of this Section 5.7 by Company. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of Company's business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination (other than the Merger), or (b) any initial public offering of capital stock or other securities of Company pursuant to a registration statement filed under the Securities Act.

     5.8  Access to Information. Company will allow Parent and its agents access
          ---------------------
at reasonable times to the files, books, records, technology, contracts, personnel and offices of Company, including any and all information relating to Company's taxes, commitments, contracts, leases, licenses, financial condition and real, personal and intangible property.

Company will cause its accountants to cooperate with Parent and Parent's agents in making available all financial information reasonably requested by Parent, including the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9  Satisfaction of Conditions Precedent.  Company will use commercially
          ------------------------------------
reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9, and Company will use commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

     5.10 Company Benefit Arrangements.  Upon the request of Parent, Company
          ----------------------------
will terminate any Company Benefit Arrangement and any leased employee arrangement or professional employee organization immediately prior to the Effective Time.

     5.11 Information Statement.  Company will deliver to counsel to Parent a
          ---------------------
draft of an information statement on the Agreement Date and, after such delivery, Parent will assist Company in finalizing the information statement.
As promptly as practicable after the Agreement Date, but in no event more than two business days following the Agreement Date, Company will send to the Company Shareholders such information statement for the purpose of considering and approving the Merger Agreement, the Merger and the transactions contemplated hereby.

     5.12 Approval of Company Shareholders.
          --------------------------------

          (a) Promptly after the Agreement Date, Company will take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to (i) convene a special meeting of Company Shareholders to be held as promptly as practicable for the purpose of voting upon approval and adoption of the Amended Articles of Incorporation, approval and adoption of this Agreement and approval of the Merger (the "Company Shareholders' Meeting"), or
(ii) obtain by written consent the Company Shareholder Approvals.

          (b) If Company holds a Company Shareholders' Meeting, Company will use commercially reasonable efforts to solicit from its shareholders proxies in favor of adoption and approval of the Amended Articles of Incorporation, adoption and approval of this Agreement and approval of the Merger and will take all other action necessary to secure the vote or consent of its shareholders required by the rules of California Law and by the Company's Articles of Incorporation to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that there are sufficient shares of Company Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Company Shareholders' Meeting. Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with California Law, its Articles of Incorporation and Bylaws and all other applicable legal requirements. Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Alternative Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company with respect to this Agreement or the Merger.

          (c) The Board of Directors of Company shall recommend that Company's shareholders vote in favor of and adopt and approve the Amended Articles of Incorporation, vote in favor of and adopt and approve this Agreement and vote in favor of and approve the Merger at the Company Shareholders' Meeting. The information statement sent to all Company Shareholders shall include a statement to the effect that the Board of Directors of Company has recommended that Company's shareholders vote in favor of and adopt and approve the Amended Articles of Incorporation, this Agreement and the Merger at the Company Shareholders' Meeting. Neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's shareholders vote in favor of and adopt and approve the Amended Articles of Incorporation, this Agreement and the Merger.

          (d) The Company shall use commercially reasonable efforts to have this Agreement approved by such percentage of Company's outstanding voting securities as is required by the terms of Section 280G(b)(5)(B) of the Code to avoid the treatment of any payment or benefit under any contract, agreement or other arrangement, including those entered into in connection with this Agreement, the Merger and the transactions contemplated hereby, as a parachute payment under the federal tax laws, and to cause such shareholder approval to have been obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

     5.13 Tax Free Reorganization.  Company will cooperate with Parent and take
          -----------------------
all commercially reasonable actions as may be necessary to qualify the Merger as a "reorganization" within the meaning of the Code.

     5.14 Investment Representation Letters.  Company shall use commercially
          ---------------------------------
reasonable efforts to cause each Company Shareholder to execute and deliver to Parent prior to the Closing Date an Investment Representation Letter.

     5.15 Agreements Regarding Options.  Company shall either (i) execute and
          ----------------------------
use commercially reasonable efforts to cause each holder of Company Options that are vested or that will become vested prior to the Effective Time to execute and deliver to Parent prior to the Closing Date agreements pursuant to which such holders will have agreed not to exercise any of their vested Company Options prior to the Effective Time or (ii) use commercially reasonable efforts to cause each holder of Company Options that are vested or that will become vested prior to the Effective Time not to exercise any of their vested Company Options prior to the Effective Time.

     5.16 Company Options.  Prior to the Closing, the Company shall amend the
          ---------------
Company Plan to (i) provide that all option grants after the date of the amendment will not be entitled to acceleration as a result of the Merger and (ii) increase the number of shares authorized for issuance to a number sufficient to permit the issuance of the New Options (as defined below). After the amendment to the Company Plan is effective and prior to the Closing, the Company shall grant under the Company Plan options to purchase an additional 7,058,908 shares of Company Common Stock (the "New Options") with an exercise price to be mutually agreed upon by the Company and Parent, to such employees of the Company and in such amounts set forth in
Schedule 5.16 to be delivered by Parent to Company within two business days after the Agreement Date. The New Options shall have the vesting and other terms set forth in the parenthetical clause of Section 5.3(l) hereof.

     5.17 Amendment to Company Articles of Incorporation.  Prior to the Closing,
          ----------------------------------------------
Company shall amend its Articles of Incorporation by filing the Amended Articles of Incorporation.

                                   ARTICLE 6
                               Parent Covenants

  During the time period from the Agreement Date until the earlier to occur of
(a) the Effective Time or (b) the termination of this Agreement in accordance with Article 10, Parent covenants and agrees as follows:

     6.1  Advice of Changes.  Parent will promptly advise Company in writing of
          -----------------
any (a) event that would render any representation or warranty of Parent or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate, (b) any breach of any covenant or obligation of Parent or Sub pursuant to this Agreement, any Parent Ancillary Agreement or any Sub Ancillary Agreement, or (c) Material Adverse Change in Parent.

     6.2  Regulatory Approvals. Parent will promptly execute and file, or join
          --------------------
in the execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required, or which the Company may reasonably request in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Parent Ancillary Agreement or Sub Ancillary Agreement. Parent will use commercially reasonable efforts to obtain all such authorizations, approvals and consents. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, or any of its affiliates or Company, or the holding separate of the shares of Company Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock.

     6.3  Satisfaction of Conditions Precedent.  Parent will use commercially
          ------------------------------------
reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in

Article 8, and Parent will use commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     6.4  Blue Sky Laws. Parent shall take such steps as may be necessary to
          -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the Merger; provided, however, that Parent shall not be required to qualify to do business or execute a general consent to service of process in any jurisdiction.

     6.5  Tax Free Reorganization. Parent will cooperate with Company and take
          -----------------------
all commercially reasonable actions as may be necessary to qualify the Merger as a "reorganization" within the meaning of the Code. Parent will not take any action prior to or after the Closing that, to the knowledge of Parent, would be inconsistent with qualifying the Merger as a "reorganization" within the meaning of the Code.

     6.6  Employee Benefit Arrangements. As soon as practicable after the
          -----------------------------
execution of this Agreement, Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements. Following the Effective Time, Parent, in its sole discretion, shall either (i) continue (or cause the Surviving Corporation to continue) to maintain the Company Employee Benefit Arrangements on substantially the same terms in the aggregate as in effect immediately prior to the Effective Time, or (ii) arrange for each participant in the Company Employee Benefit Arrangements ("Company Participants") to participate in any similar plans of the Parent ("Parent Plans") on terms no less favorable than those offered to similarly situated employees of Parent, or (iii) arrange for a combination of clauses (i) and (ii). Each Company Participant who continues to be employed by the Surviving Corporation or Parent or any of its subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for purposes of eligibility to participate and vesting under the Parent Plans, including vacation accruals, for years of service with the Company. To the extent consistent with law and applicable tax qualification requirements, Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Company Participants and their eligible dependents and shall provide them with credit for any co-payments and deductibles prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent Plans in which they are eligible to participate immediately after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of and such benefit.

     6.7  Section 16. Provided that the Company delivers to Parent the Section
          ----------
16 Information (as defined below) in a timely fashion, the Board of Directors of Parent, or a committee of two or more Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of the Parent

Common Stock upon conversion of the Company Stock, and of options for Parent Common Stock upon conversion of the Company Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 13b-3(d). "Section 16 Information" shall mean information regarding the Company Insiders, the number of shares of the Company Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in connection with the Merger, and the number and description of the Company Options held by each such Company Insider and expected to be converted into options for Parent Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of the Company who will be subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

     6.8  Indemnification of Officers and Directors. For six years from and
          -----------------------------------------
after the Closing Date, Parent agrees to indemnify (including advancement of expenses) and hold harmless all past and present officers and directors of Company (the "Company Indemnified Parties") to the same extent such persons are indemnified as of the date of this Agreement by Company pursuant to Company's Articles of Incorporation or Bylaws, employment agreements or indemnification agreements identified on the Company Disclosure Letter or under Applicable Law for acts or omissions which occurred at or prior to the Effective Time. This indemnification shall not apply to any claim by a Company Indemnified Party pursuant to the terms of this Agreement or any other agreement contemplated by this Agreement.

                                   ARTICLE 7
                                Closing Matters

     7.1  The Closing.  Subject to termination of this Agreement as provided in
          -----------
Article 10, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California at 10:00 a.m., Pacific Time on the first business day after all of the conditions to Closing set forth in Sections 8 and 9 have been satisfied and/or waived in accordance with this Agreement, or on such other day or time as Parent and Company may mutually agree (the "Closing Date"). Concurrently with the Closing or at such later date and time as may be mutually agreed by Parent and Company, the Agreement of Merger will be filed with the California Secretary of State.

     7.2  Exchange.
          --------

          7.2.1 At the Effective Time, outstanding shares of Company Stock (other than Dissenting Shares for which dissenters rights have been or will be perfected in accordance with California Law), will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Parent such amount of cash and the number of shares of Parent Common Stock to which such holder is entitled pursuant to Sections 2.1.2 and 2.1.3, subject to the provisions of Section 2.1.5 (regarding the elimination of fractional shares of Parent Common Stock) and
Section 2.4 (regarding the withholding of the Escrow Fund). At the Effective Time, Parent shall make available to ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") certificates representing Parent Common Stock to be issued in exchange for outstanding shares of Company Stock and cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to Section 2.1.5. Within seven business days after the Effective Time, the Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (the "Company Certificates") and which shares were converted into the right to receive cash and shares of Parent Common Stock pursuant to Sections
2.1.2 and 2.1.3, (a) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (b) instructions for use in effecting the surrender of the Company Certificates in exchange certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Company Certificate for cancellation or upon delivery of an affidavit of lost certificate and an indemnity in form and substance satisfactory to Parent (the "Affidavit") to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, (a) Parent or its transfer agent will issue to each tendering holder of a Company Certificate or an Affidavit (a "Tendering Company Holder"), a certificate for the number of shares of Parent Common Stock to which such holder is entitled pursuant to Sections 2.1.2 and 2.1.3, subject to the provisions of Section 2.1.5 (regarding the elimination of fractional shares of Parent Common Stock) and Section 2.4 (regarding the withholding of Escrow Shares); and (b) Parent or its transfer agent will pay by check to each Tendering Company Holder cash in the amounts payable to such holder in accordance with the provisions of Sections 2.1.2, 2.1.3 and 2.1.5.

          7.2.2 No dividends or distributions payable to holders of record of Parent Common Stock after the Effective Time will be paid to the holder of any unsurrendered Company Certificate unless and until the holder of such unsurrendered Company Certificate surrenders such Company Certificate or an Affidavit to the Exchange Agent as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Company Certificate or Affidavit, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to Parent Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.3 After the Effective Time there will be no further registration of transfers on the stock transfer books of Company or its transfer agent of any shares of capital stock of Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates or an Affidavit are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

          7.2.4 Until Company Certificates or an Affidavit representing shares of Company Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2.1 above, such Company Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Parent Common Stock into which such shares of Company Stock will have been converted pursuant to Sections 2.1.2 and 2.1.3, subject to the provisions of
Section 2.1.5 (regarding the elimination of fractional shares of Parent Common Stock) and Section 2.4 (regarding the withholding of Escrow Shares).

     7.3  Dissenters' Rights.  If holders of Company Common Stock are entitled
          ------------------
to dissenters' rights pursuant to Section 1300 et seq. California Law in connection with the Merger, any shares held by Company Shareholders who exercise and perfect such dissenters' rights ("Dissenting Shares") shall not be converted into a right to receive Parent Common Stock, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Company shall give Parent prompt notice (and in no event more than two business days) of any demand received by Company for such purchase of Company Common Stock, and Parent shall have the right to control all negotiations and proceedings with respect to such demand. Company agrees that, except with the prior written consent of Parent, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for such purchase. In the event that any Company Shareholder fails to make an effective demand for such purchase or otherwise loses his status as a holder of Dissenting Shares, Parent shall, as of the later of the Effective Time or ten business days from the occurrence of such event, issue and deliver, upon surrender by such shareholder of its Company Certificate or Certificates, the shares of Parent Common Stock and any cash payment in lieu of fractional shares, in each case without interest thereon, to which such shareholder would have been entitled to under Sections 2.1.2 and 2.1.3 of this Agreement.

                                   ARTICLE 8
                     Conditions to Obligations of Company

     Company's obligations to consummate the Merger are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Company, but only in a writing signed by Company):

     8.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Parent and Sub set forth in this Agreement (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Company will have received a certificate to such effect executed by an officer of Parent.

     8.2  Covenants.  Parent will have performed and complied in all material
          ---------
respects with all of its covenants contained in this Agreement on or before the Closing (to the extent that such covenants require performance by Parent on or before the Closing), and at the Closing Company will have received a certificate to such effect executed by an officer of Parent.

     8.3  No Material Adverse Change. There will not have been any Material
          --------------------------
Adverse Change in Parent, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and at the Closing Company will have received a certificate to such effect executed by an officer of Parent.

     8.4  Compliance with Law; No Legal Restraints; No Litigation. There will
          ----------------------------------------
not be issued or enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement or any Parent Ancillary Agreements or any Sub Ancillary Agreements. No litigation or proceeding will be threatened in writing or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement or which could be reasonably expected to have a Material Adverse Effect on Parent.

     8.5  Government Consents.  There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any Governmental Authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including, but not limited to, requirements under applicable federal and state securities laws.

     8.6  No Order; HSR Act. No Governmental Authority shall have enacted,
          -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated.

     8.7  Opinion of Parent's Counsel. Company will have received from Fenwick &
          ---------------------------
West LLP, counsel to Parent, an opinion opining to the matters set forth in Exhibit E.
---------

                                   ARTICLE 9
                      Conditions to Obligations of Parent

     The obligations of Parent to consummate the Merger are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Parent, but only in a writing signed by Parent):

     9.1  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Company set forth in this Agreement (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Parent will have received a certificate to such effect executed by Company's President or Chief Executive Officer. The representations and warranties of each Company Shareholder set forth in such Company Shareholder's Investment Representation Letter shall be true and correct in all material respects, except where the failure to be so true and correct would not result in the failure of the shares of Parent Common Stock to be issued in the Merger to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

     9.2  Covenants.  Company will have performed and complied in all material
          ---------
respects with all of its covenants contained in this Agreement at or before the Closing (to the extent that such covenants require performance by Company at or before the Closing), and at the Closing Parent will have received a certificate to such effect executed by Company's President or Chief Executive Officer.

     9.3  No Material Adverse Change. There will not have been any Material
          --------------------------
Adverse Change in Company, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and at the Closing Parent will have received a certificate to such effect executed by Company's President or Chief Executive Officer.

     9.4  Compliance with Law; No Legal Restraints; No Litigation. There will
          -------------------------------------------------------
not be any issued, enacted or adopted, or threatened in writing by any Governmental Authority any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on: (a) the Merger or any other material transaction contemplated by this Agreement or any Company Ancillary Agreement; or (b) Parent's right (or the right of any Parent subsidiary) to own, retain, use or operate any of its products, properties or assets (including securities, properties or assets of Company) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding will be threatened in writing or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Company or Parent.

     9.5  Government Consents.  There will have been obtained at or prior to the
          -------------------
Closing Date such consents, approvals, permits, orders, authorizations from, or registrations, declarations or filings with, and there will have been taken all such other actions by, any Governmental Authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger, including, but not limited to, requirements under applicable federal and state securities laws.

     9.6  Opinion of Company's Counsel. Parent will have received from Gunderson
          ----------------------------
Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Company, an opinion opining to the matters set forth in Exhibit F.
                                            ---------

     9.7  Consents. Parent will have received duly executed copies of all third-
          --------
party consents, approvals, assignments, notices, releases, waivers, authorizations or other certificates set forth in Schedules 3.3.2, 3.5 and
3.13.2 to the Company Disclosure Letter, in each case, in form and substance reasonably satisfactory to Parent.

     9.8  Shareholder Approval. The Company Shareholder Approvals shall have
          --------------------
been obtained for the Amended Articles of Incorporation, this Agreement, the Merger and the Company Ancillary Agreements. This Agreement and the Merger will have been duly and validly approved and adopted, as required by Applicable Law and Company's Articles of Incorporation and Bylaws, by the valid and affirmative vote or written consent of at least 95% of the outstanding shares of Company Stock.

     9.9  Investment Representation Letters; Exemptions Available. Parent: (a)
          -------------------------------------------------------
will have received an executed counterpart of an Investment Representation Letter executed by each Company Shareholder who approved and adopted this Agreement, the Merger and the Company Ancillary Agreements; and (b) must be reasonably satisfied that there are not more than thirty-five Company Shareholders who are not "accredited investors" within the meaning of Regulation D promulgated under the Securities Act or that the issuance of Parent Common Stock in the Merger is otherwise exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

     9.10 Employment Matters.  At least 85% of the Company's engineering staff
          ------------------
set forth on Schedule 3.13.4 to the Company Disclosure Letter shall have duly executed and delivered to Parent an agreement substantially in the form of Exhibit G attached hereto (each, a "Continuation Agreement") regarding the
---------
continuation of such person's employment by Parent after the Effective Time and each person who signed a Continuation Agreement shall be employed by and providing services to the Company.

     9.11 Payment of Transaction Expenses.  Company shall have paid all
          -------------------------------
Transaction Expenses payable by it.

     9.12 No Order; HSR Act.  No Governmental Authority shall have enacted,
          -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated.

     9.13 Resignations; Terminations.  (a) Parent shall have received duly
          --------------------------
executed resignations from all officers and directors of the Company effective as of the Effective Time, and (b) the termination of the employment by the Company of the individuals listed on Schedule 9.13 (which Schedule 9.13 is to be mutually agreed upon by Parent and Company on the

Agreement Date) shall have become effective and the individuals listed on such
Schedule 9.13 shall have duly executed termination and release agreements reasonably acceptable to Parent which are in full force and effect.

     9.14 Amendment to Company Articles of Incorporation.  Company shall have
          ----------------------------------------------
amended its Articles of Incorporation to be substantially in the form of the Amended Articles of Incorporation.

     9.15 Employee Options.  The Company shall have granted the New Options to
          ----------------
Company employees as provided in Section 5.16, which New Options shall be included in the calculation of the Option Conversion Number; provided that any New Option that terminates prior to Closing as a result of an employee's employment with the Company terminating shall not be included in the Option Conversion Number.

     9.16 Certain Company Fees and Expenses.  Two business days prior to the
          ---------------------------------
Closing, Parent shall have received a certificate in form and substance satisfactory to Parent and executed by the Company's Chief Financial Officer, setting forth and certifying the Company's Cumulative Deficit and the Company's aggregate liability for Merger Fees as of the Closing Date and such other information as is necessary to calculate the Common Merger Consideration, which shall be accompanied by such supporting information and calculations as are necessary for or requested by Parent to verify and determine such amounts as of the Closing Date.

     9.17 Company Warrants.  There shall be no warrants to purchase shares of
          ----------------
Company capital stock outstanding.

     9.18 Section 280G Approval.  Any agreement, plan or arrangement to which
          ---------------------
the Company or any of its subsidiaries is a party that would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G of the Code shall have been approved by the Company Shareholders as required by Section 5.12 of this Agreement, and any "disqualified individuals" as defined in Section 280G shall have agreed to forfeit any payments that would otherwise be non-deductible if shareholder approval is not so obtained.

     9.19 No Acceleration.  No Company Option or Unvested Company Share shall
          ---------------
have had its vesting accelerated as a result of the Merger or the transactions contemplated by this Agreement, except to the extent the documents evidencing such Company Option or Unvested Company Share provided for vesting acceleration prior to the Agreement Date and to the extent that any amendment to such documents eliminates any requirement that the holder of such Company Option or Unvested Company Share shall have been employed by the Company for more than 90 days.

                                  ARTICLE 10
                           Termination of Agreement

     10.1  Termination by Mutual Consent. This Agreement may be terminated at
           -----------------------------
any time prior to the Effective Time by the mutual written consent of Parent and Company.

     10.2 Unilateral Termination.
          ----------------------

          10.2.1 Either Parent or Company, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

          10.2.2 Either Parent or Company, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific Time on the Termination Date; provided, however,
                                                              --------  -------
that the right to terminate this Agreement pursuant to this Section 10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9.

          10.2.3 Either Parent or Company may terminate this Agreement at any time prior to the Effective Time if the other has committed (or, in the case of a termination by Company, Sub has committed) a material breach of (a) any of such party's representations and warranties contained in this Agreement so that the conditions set forth in Section 8.1 and 9.1 would not be satisfied; or (b) any of such party's covenants contained in this Agreement so that the conditions set forth in Section 8.2 and 9.2 would not be satisfied, and has not cured such material breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 10.2.3.

          10.2.4 No Liability for Termination. Termination of this Agreement by
                 ----------------------------
a party (the "Terminating Party") in accordance with the provisions of this
Section 10 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that
                                                  --------  -------
nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of Article 10 and Article 13 shall survive any termination of this Agreement.

                                  ARTICLE 11
                 Survival of Representations, Indemnification
                      and Remedies, Continuing Covenants

     11.1 Survival of Representations. All representations and warranties of
          ---------------------------
Company contained in this Agreement and the other agreements, certificates and documents contemplated hereby will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until that date which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) the first anniversary of the Effective Time; provided, however, that the representations
                                   --------  -------
and warranties of the Company contained in Sections 3.4 (Capitalization) and 3.7 (Taxes) and the representations and warranties of the Company Shareholders contained in their Investment Representation Letters will remain operative and in full force and effect, until the expiration of the applicable statute of limitations for the claim which seeks recovery of Damages arising out of a breach of such representations or warranties (the expiration of such applicable representation, warranty or covenant, the "Release

Date"). All representations and warranties of Parent contained in this Agreement and the other agreements, certificates and documents contemplated hereby will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until the earlier of (a) the termination of this Agreement in accordance with its terms or (b) the Effective Time. All covenants of the parties shall survive according to their respective terms.

     11.2 Agreement to Indemnify.
          ----------------------

          (a) Each Company Shareholder will severally, and not jointly, based on each Company Shareholder's pro rata share of the Escrow Funds indemnify and hold harmless Parent and the Surviving Corporation and their respective officers, directors, agents, representatives, stockholders and employees, and each person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as a "Parent Indemnified Person" and collectively as "Parent Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including reasonable attorneys' fees, other professionals' and experts' reasonable fees, and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred, paid or accrued (in accordance with GAAP) in connection with or directly or indirectly resulting from or arising out of: (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Company in this Agreement or in the Company Disclosure Letter or in any certificate required to be delivered by or on behalf of Company or an officer of Company pursuant hereto; or (ii) any Excess Transaction Expenses (as defined in Section 13.7).

          (b) Each Company Shareholder will indemnify and hold harmless the Parent Indemnified Persons from and against any and all Damages incurred, paid or accrued (in accordance with GAAP) in connection with or directly or indirectly resulting from or and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by such Company Shareholder in such Company Shareholder's Investment Representation Letter.

          (c) Any Claim (as defined in Section 11.5) made by a Parent Indemnified Person under this Section 11.2 must be raised in a Notice of Claim (as defined in Section 11.5) delivered to the Representative (as defined in Section 11.4) by no later than the applicable Release Date and, if raised by such date, such claim shall survive the Release Date until final resolution thereof. Escrow Funds, other than Escrow Funds having a value (calculated pursuant to Section 11.3) equal to the amount of Damages asserted in any Claim which has not been resolved pursuant to the terms hereof prior to the Escrow Release Date, shall be released to the Company Shareholders on the Escrow Release Date or, in the case of any such withheld Escrow Funds, upon the final resolution of such Claim. In the case of any such withheld Escrow Funds, Parent shall first withhold, with respect to each Company Shareholder, shares of Parent Common Stock not subject to any vesting or right of repurchase or other risk of forfeiture and then, if the value of such shares (calculated pursuant to Section 11.3) is less than the amount of Damages asserted in the applicable Claims, and only to the extent of such shortfall, shall Parent withhold Unvested Parent Shares.

          (d) The amount which any party is or may be required to pay to or on behalf of any other person pursuant to Article 11 shall be reduced (including retroactively) by (i) any amounts received by a Parent Indemnified Person from an insurance carrier or paid and resolved by an insurance carrier on behalf of the insured (in a manner which shall result in no further liability to a Parent Indemnified Person), in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of the insured ("Insurance Proceeds"), (ii) other amounts actually recovered by or on behalf of such Parent Indemnified Person in reduction of the related Damages or (iii) any tax benefit claimed by Parent as a result of any Damages, such tax benefit being calculated at Parent's incremental effective rate of tax. If a Parent Indemnified Person shall have received the payment required by this Agreement from an indemnifying party in respect of Damages and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Damages as specified above, then such indemnified person shall pay to such indemnifying party a sum equal to the amount of any such double recovery actually received.

     11.3 Limitation.  Except for fraud or willful misrepresentation or willful
          ----------
misconduct or a Claim made after the Escrow Release Date relating to breaches of the representations and warranties of the Company contained in Sections 3.4 (Capitalization) and 3.7 (Taxes): (i) no Company Shareholder shall have any liability to a Parent Indemnified Person under this Agreement except to the extent of such Company Shareholder's Escrow Shares and any other assets deposited in escrow pursuant to the terms of Section 2.4 and Article 11 hereof and (ii) the remedies set forth in this Article 11 shall be the exclusive remedies of Parent and the other Parent Indemnified Persons hereunder against any Company Shareholder. The value of each share of Parent Common Stock held in escrow shall, for such purposes of satisfying claims for Damages, be deemed to equal the Parent Average Price Per Share, regardless of its actual fair market value as of the time that a claim for indemnification may be made against such share. In the event of a Capital Change after the Effective Time, the Parent Average Price Per Share will, for purposes of this Section 11.3, be proportionally and equitably adjusted.

     11.4 Appointment of Representative. By voting in favor of the Merger, each
          -----------------------------
of the Company Shareholders approves the designation of and designates Gary F. Hromadko as the representative of the Company Shareholders and as the attorney-in-fact and agent for and on behalf of each Company Shareholder (the "Representative") with respect to claims for indemnification under Article 11 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including the exercise of the power to: (a) authorize the release or delivery to Parent of Escrow Funds in satisfaction of indemnity claims by Parent or any other Parent Indemnified Person pursuant to Article 11; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 11; and (d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Company Shareholder with respect to the disposition, settlement or other handling of all claims under Article 11 and all rights or obligations arising under Article 11. The Company Shareholders will be bound by all actions taken and documents executed by the Representative in connection with Article 11, except for any action that conflicts with the limitations set forth in
Section 11.3, and Parent will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Company Shareholder in the absence of gross negligence or willful misconduct on the part of the Representative. The Company Shareholders shall severally indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of Article 11 (including the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Company Shareholders to the Representative pro rata based on each Common Shareholder's and/or Preferred Shareholder's pro rata share of the Escrow Funds.

     11.5 Notice of Claim.  As used herein, "Claim" means a claim for
          ---------------
indemnification of Parent or any other Parent Indemnified Person for Damages under Article 11. Parent shall give a written notice of a Claim executed by an officer of Parent (a "Notice of Claim"), whether for its own Damages or for Damages incurred by any other Parent Indemnified Person. Parent may give a Notice of Claim at any time Parent or any other Parent Indemnified Person suffers Damages or is subject to a claim, demand, suit, action, cause of action or other dispute that may give rise to a Claim. In the event that Parent delivers a Notice of Claim on its own behalf or is requested to deliver a Notice of Claim on behalf of any other Parent Indemnified Person, Parent will do so promptly after Parent becomes aware of the existence of any potential claim by a Parent Indemnified Person for indemnity from the Company Shareholders under
Article 11. Parent shall deliver a Notice of Claim before the applicable Release Date, arising from or relating to:

          (a) (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Company in this Agreement or in the Company Disclosure Letter or in any certificate delivered by Company or an officer of Company pursuant hereto, or (ii) any Excess Transaction Expenses;

          (b) the assertion, whether orally or in writing, against Parent or against any other Parent Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person (in each such case, a "Third-Party Claim") that is based upon, or includes assertions that would, if true, constitute: (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Company in this Agreement or in the Company Disclosure Letter or in any certificate delivered by or on behalf of Company or an officer of Company pursuant hereto, or (ii) any Excess Transaction Expenses.

     Until the applicable Release Date, no delay on the part of Parent in giving the Representative a Notice of Claim will relieve the Representative or any Company Shareholder from any of its obligations under Article 11 unless (and then only to the extent) that the Representative or the Company Shareholders are materially prejudiced thereby.

     11.6 Defense of Third-Party Claims.
          -----------------------------

          (a) Parent shall defend any Third-Party Claim, and the costs and expenses incurred by Parent in connection with such defense (including, but not limited to, reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which Parent may seek indemnity pursuant to a Claim made by any Parent Indemnified Person hereunder.

          (b) The Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representative does not affect any privilege relating to the Parent Indemnified Person, and may participate in settlement negotiations with respect to the Third-Party Claim. No Parent Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld), provided, that if the Representative shall have consented in writing to any such settlement, then the Representative shall have no power or authority to object to any Claim by any Parent Indemnified Person for indemnity under Section 11.2 for the amount of such settlement; and the Company Shareholders will remain responsible to indemnify the Parent Indemnified Persons for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article 11.

     11.7 Contents of Notice of Claim.  Each Notice of Claim by Parent given
          ---------------------------
pursuant to Section 11.5 will contain the following information:

          (a) that Parent has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or properly accrue (in accordance with GAAP) Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of Damages claimed by a third party in an action brought against any Parent Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Parent Indemnified Person under Article 11); and

          (b) a brief description, in reasonable detail (to the extent reasonably available to Parent), of the facts, circumstances or events giving rise to the alleged Damages based on Parent's good faith belief thereof, including the identity and address of any third-party claimant and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     11.8 Resolution of Notice of Claim.  Each Notice of Claim delivered by
          -----------------------------
Parent will be resolved as follows:

          (a) Uncontested Claims.  In the event that, within twenty business
              ------------------
days after a Notice of Claim is received by the Representative, the Representative does not contest such Notice of Claim in writing to Parent as provided in Section 11.8(b) (an "Uncontested Claim"), the Representative will be conclusively deemed to have consented, on behalf of all Company Shareholders, to the recovery by the Parent Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this Article 11, including the forfeiture of Escrow Funds and, without further notice, to have stipulated to the entry of a final judgment for damages against the Company Shareholders for such amount in any court having jurisdiction over the matter where venue is proper.

          (b) Contested Claims.  In the event that the Representative gives
              ----------------
Parent written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the twenty business day period specified in Section 11.8(a), then such Contested Claim will be resolved by either (A) a written settlement agreement executed by Parent and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration between Parent and the Representative in accordance with the terms and provisions of
Section 11.8(c).

          (c) Arbitration of Contested Claims.  Each of Parent, Company and the
              -------------------------------
Company Shareholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C.,
Section 1 et seq. and that any such arbitration will be conducted in San Mateo County, California. Either Parent or the Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of Section 11.8(c) of this Agreement. The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.' panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this Section 11.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

              (i) Payment of Costs.  Parent, on the one hand, and Company
                  ----------------
Shareholders (through the Representative), on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine the party who is the prevailing party and the party who is the non-prevailing party. The non-prevailing party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings.

              (ii)  Burden of Proof.  Except as may be otherwise expressly
                    ---------------
provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

              (iii) Award.  Upon the conclusion of any arbitration proceedings
                    -----
hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representative and Parent, together with a signed copy of the Final Award. The Final Award will constitute a conclusive determination of all issues in question, binding upon the Company Shareholders, the Representative and Parent, and will include an affirmative statement to such effect.

              (iv)  Timing.  The Representative, Parent and the arbitrator will
                    ------
conclude each arbitration pursuant to this Section 11.8 as promptly as possible for the Contested Claim being arbitrated.

              (v)   Terms of Arbitration.  The arbitrator chosen in accordance
                    --------------------
with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

              (vi)  Exclusive Remedy.  Following the Effective Time, except as
                    ----------------
specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Contested Claim made pursuant to Article 11.

     11.9 Distribution Upon Termination of Escrow Period  Within ten business
          ----------------------------------------------
days following the Escrow Release Date, Parent shall deliver to the Company Shareholders all of the Escrow Funds in excess of any amount of Escrow Funds necessary to satisfy any then unsatisfied, unresolved or contested claims for Damages specified in any Notice of Claim delivered to the Representative before the Escrow Release Date. As soon as all such claims have been finally resolved, Parent shall deliver to the Company Shareholders all remaining Escrow Funds not applied to the satisfaction of such claims.

                                  ARTICLE 12
                              Registration Rights

     12.1 Certain Definitions.  For purposes of this Article 12:
          -------------------

          (a)  Registration.  The terms "register," "registered" and
               ------------
"registration" refer to a registration effected by preparing and filing a registration statement "registration" refer in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

          (b)  Registrable Securities.  The term "Registrable Securities" means
               ----------------------
(i) the shares of Parent Common Stock that are issued to the Company Shareholders in the Merger pursuant to Sections 2.1.2 and 2.1.3 (which shares are not Escrow Shares) and (ii) any shares of

Parent Common Stock that may be issued as a dividend or other distribution (including shares of Parent Common Stock issued in a subdivision and split of Parent's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Parent Common Stock described in clause (i) of this
Section 12.1(b) or in this clause (ii); excluding in all cases, however, from the definition of "Registrable Securities" any such shares that are: (w) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or (z) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Only shares of Parent Common Stock shall be Registrable Securities. Except as provided in clause (ii) of the first sentence of this Section 12.1(b), the term "Registrable Securities" does not include any shares of Parent Common Stock that were not issued in connection with the Merger.

          (c)  Holder.  The term "Holder" means a Company Shareholder who is
               ------
the original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

          (d)  Form S-3.  The term "Form S-3" means a registration statement
               --------
filed under Form S-3 under the Securities Act, as such is in effect at the Effective Time, or any successor form of registration statement under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Parent with the SEC.

          (e)  Rule 415.  The term "Rule 415" means Rule 415 promulgated under
               --------
the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

     12.2 Form S-3 Shelf Registration.
          ---------------------------

          (a)  Filing and Registration Period.  Subject to the terms and
               ------------------------------
conditions of this Agreement, as promptly as practicable following the Closing Date, and consistent with the requirements of applicable law, Parent shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). The Representative has the right to delay the filing of the Shelf Registration or any Subsequent Registration (as defined in Section 12.2(b) below). Prior to filing such Shelf Registration, Parent shall consult with the Representative with respect to the manners in which resales of Registrable Securities may be made in reliance on the Shelf Registration, which manners shall be reasonably satisfactory to the Representative. Parent shall use commercially reasonable efforts to cause such Shelf Registration to be declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the Securities Act for a period of time (such period of time being hereinafter called the "Registration Period") commencing on the date the Shelf Registration is declared effective under the Securities Act by the SEC (the "Date of Effectiveness") and ending at the end of the thirtieth day that the Shelf Registration and any Subsequent Registration have, in the aggregate, been effective, provided, however that in
                                                     --------  -------
the event that Parent exercises its right to prohibit sales under Sections 12.2(f) or 12.3(b), or any Holder is prohibited from selling pursuant to Section 12.2(g), then Parent shall extend the Registration Period hereunder by the number of days that such sales were so prohibited or effectiveness was so suspended. Parent shall have no duty or obligation to keep the Shelf Registration (or any Subsequent Registration) effective after the expiration of the Registration Period.

          (b)  Subsequent Registration.  If the Shelf Registration is filed
               -----------------------
with the SEC and becomes effective under the Securities Act, and the Shelf Registration or a Subsequent Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then Parent shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty days of such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "Subsequent Registration"). If a Subsequent Registration is filed, Parent shall use commercially reasonable efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

          (c)  Supplements and Amendments.  During the Registration Period,
               --------------------------
Parent shall supplement and amend the Shelf Registration or Subsequent Registration, as applicable, if, as and when required by the Securities Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by Parent for such Shelf Registration or Subsequent Registration.

          (d)  Timing and Manner of Sales.  Any sale of Registrable Securities
               --------------------------
pursuant to a Shelf Registration or a Subsequent Registration under this Section
12.2 may be made only during the Registration Period. In addition, any sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 12.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) and permitted by such form of registration statement. Subject to any other agreements between the Holder and Parent or Surviving Corporation, notwithstanding the terms and conditions of this Section 12, a Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides Parent with a written opinion of counsel, satisfactory to counsel to Parent acting in a reasonable manner, that such offer and sale is an exempt transaction under the Securities Act and applicable state securities laws, complies with all requirements for such exemptions and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable).

          (e)  No Underwritings.  No sale of Registrable Securities under any
               -----------------
Shelf Registration (or Subsequent Registration) effected pursuant to this
Section 12.2 may be effected pursuant to any underwritten offering without Parent's prior written consent, which may be withheld in its sole and absolute discretion.

          (f)  Material Events.  In the event of a material development or
               ---------------
potential material development involving Parent that requires Parent under the Securities Act and the regulations thereunder to amend the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) in order to cause the prospectus to be current, then Parent will give written notice to all Holders as soon as practicable that (i) the Shelf Registration (or Subsequent Registration, as applicable) must be amended and (ii) no sale of Registrable Securities may be made under the Shelf Registration (or Subsequent Registration, as applicable) until such Shelf Registration (or Subsequent Registration, as applicable) has been amended. In the event that Parent determines that an amendment to the registration statement is necessary as provided above, it will use commercially reasonable efforts to file and cause such amendment to become effective as soon as practicable; whereupon it will notify the Holders that the prospectus is current. In the event that sales under the Shelf Registration (or Subsequent Registration) are prohibited pursuant to this Section 12.2(f), then after such Shelf Registration (or Subsequent Registration) has been amended, Parent will give written notice to all Holders as soon as practicable that sales under the Shelf Registration (or Subsequent Registration) may resume.

          (g)  Trading Window Compliance.  The Holders acknowledge that the
               -------------------------
Parent Insider Trading Compliance Program and Insider Trading Policy, as such may be amended from time to time, a current copy of which has been provided to Company prior to the Closing (the "Parent Trading Policy") requires that those directors, officers and employees of Parent and its subsidiaries and those other persons whom Parent determines to be "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the Parent Trading Policy (and members of their immediate families and households) are permitted to effect trades in Parent securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted to make sales, purchases or other trades in Parent's securities under the "trading window" provisions of the Parent Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with Parent's Insider Trading Compliance Officer. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the Parent Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such Parent Access Personnel are permitted to effect trades in Parent stock under the Parent Trading Policy and only after pre-clearing such trades with Parent's Insider Trading Compliance Officer as provided in the Parent Trading Policy.

     12.3  Limitations.  Notwithstanding the provisions of Section 12.2, Parent
           -----------
shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 12.2, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 12.2, as applicable:

          (a) if Form S-3 is not then available for such offering by the Holders;

          (b) if Parent shall furnish to the Holders a certificate signed by an officer of Parent stating that, in the good faith judgment of such officer, it would be detrimental to Parent and its stockholders for such registration statement to be in effect or such sales to be made at such time, due, for example, to the existence of a material development or potential material development involving Parent which Parent would be obligated to disclose in the prospectus contained in the Shelf Registration (or Subsequent Registration), which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or would have a material adverse affect upon Parent and its stockholders, in which event Parent will have the right to defer the filing of any such Shelf Registration (or Subsequent Registration) or such sales for a period or periods of not more than forty days in the aggregate for all such delays pursuant to this Section 12.3(b) after delivery of such certificate to the Holders;

          (c) if Parent is acquired and Parent Common Stock ceases to be publicly traded;

          (d) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration (or Subsequent Registration, as applicable) is not included within the plan of distribution set forth in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable); or

          (e) in any particular jurisdiction in which Parent would be required to qualify to do business or to file a general consent to service of process in effecting such registration, qualification or compliance, unless Parent is already subject to service of process in such jurisdiction.

     12.4   Shares Otherwise Eligible for Resale. Notwithstanding anything
            ------------------------------------
herein to the contrary, Parent shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular
Holder:

          (a) if Parent or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise;

          (b) if legal counsel to Parent shall deliver a written opinion to Parent, its transfer agent and the Holders, in form and substance reasonably acceptable to Parent to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act, or otherwise;

          (c)  after expiration or termination of the Registration Period; or

          (d) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

     12.5   Expenses. Parent shall pay all expenses incurred in connection with
            --------
any registration effected by Parent pursuant to this Agreement (excluding brokers' discounts and commissions), including all filing, registration and qualification, printers', legal (including, the reasonable fees and expenses of one counsel for the Holders as a group) and accounting fees.

     12.6   Obligations of Parent. Subject to Sections 12.2, 12.3 and 12.4, when
            ---------------------
required to effect the registration of any Registrable Securities under the terms of this Agreement, Parent will, as expeditiously as reasonably possible:

          (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

          (b) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a registration statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by Parent that a post-effective amendment to a registration statement would be appropriate;

          (c) use commercially reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as will be reasonably requested by the Holders; provided, however, that Parent will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless Parent is already so qualified or subject to service of process, respectively, in such jurisdiction; and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers, as may be necessary by virtue of the business and operations of Parent; provided, however, that Parent will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to taxation in any jurisdiction, or (C) consent to general service of process in any such jurisdiction except as may be required by the Securities Act;

          (d) promptly notify each Holder of Registrable Securities covered by such registration statement, when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, subject to the provisions of this Agreement, at the request of any Holder, prepare and furnish to each Holder of Registrable Securities then outstanding a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary to correct the untrue statement or omission;

          (e) make available for inspection by any Holder of Registrable Securities and any attorney, accountant or other professional retained by any such Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Parent (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Parent's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement; provided, that prior to any such disclosure, such Inspector executes a non-disclosure agreement in form and substance reasonably acceptable to Parent. Records which Parent reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder of Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Parent or its affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Holder of such Registrable Securities further agrees that it will, upon leaning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to Parent and allow Parent, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (f) use commercially reasonable efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market and each securities exchange on which similar securities issued by Parent are then listed; and

          (g) upon the request of any Holder, promptly provide the name, address and other contract information regarding Parent's transfer agent for the Registrable Securities and the CUSIP number for the Registrable Securities.

     12.7 Furnish Information. It shall be a condition precedent to the
          -------------------
obligations of Parent to take any action pursuant to this Article 12 that the selling Holders will furnish to Parent such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

     12.8 Delay of Registration. No Holder will have any right to obtain or
          ---------------------
seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     12.9   Indemnification.
            ---------------

          (a)  By Parent. To the extent permitted by law, Parent will indemnify,
               ---------
defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

               (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Parent pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement; provided however, that the indemnity agreement contained in this Section 12.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

          (b)  By Selling Holders. To the extent permitted by law, (i) each
               ------------------
selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and (ii) each such Holder will indemnify and reimburse Parent or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred. Each selling Holder's liability pursuant to this Section 12.9(b) shall be limited to an amount equal to the net proceeds received by such selling Holder pursuant to sales under the registration statement.

          (c)  Notice. Promptly after receipt by an indemnified party under this
               ------
Section 12.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 12.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Parent, Parent shall have the right and obligation to control the defense of such action, and if Parent fails to defend such action it shall indemnify and reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that: (i) Parent
                                        --------  -------
shall also have the right, at its option, to assume and control the defense of any action with respect to which Parent or any person entitled to be indemnified by the selling Holders under Section 12.9(b) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with Parent and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 12.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 12.9.

          (d)  Defect Eliminated in Final Prospectus. The foregoing indemnity
               -------------------------------------
agreements of Parent and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "Amended Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 12.9, at or prior to the time such action is required by the Securities Act.

          (e)  Survival.  The obligations of Parent and Holders under this
               --------
Section 12.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

     12.10   Acknowledgment of Other Agreements. The Holders acknowledge that
             ----------------------------------
they have been informed by Parent that other stockholders of Parent currently hold certain Form S-3 and other registration rights that may enable such other stockholders to sell shares of Parent during the Registration Period or at other times (thus potentially adversely affecting the receptivity of the market to the sale of the Registrable Securities pursuant to a registration effected pursuant to this Agreement).

     12.11   Assignment. Notwithstanding anything herein to the contrary, the
             ----------
rights of a Holder under Article 12 may be assigned only with Parent's express prior written consent, which may be withheld in Parent's sole discretion; provided, however, that the rights of a Holder under Article 12 may be assigned
--------  -------
without Parent's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee first agrees in writing to be bound by all the obligations of the Holders under this Article 12. Any attempt to assign any rights of a Holder under Article 12 without Parent's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in Article 12 by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" for purposes of this Section: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; (c) immediate family members of a Holder; (d) partners of a Holder that is a partnership; or (e) members of a Holder that is a limited liability company.

                                  ARTICLE 13
                              General Provisions

     13.1    Governing Law.  The internal laws of the State of California,
             -------------
irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto and issues involving the consummation and effects of the Merger.

     13.2    Assignment; Binding Upon Successors and Assigns. Except as set
             -----------------------------------------------
forth in Section 12.11, neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. Any assignment in violation of this provision shall be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     13.3    Severability. If any provision of this Agreement, or the
             ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4    Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     13.5    Other Remedies.  Except as otherwise provided herein, any and all
             --------------
remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. Parent and Company agree that, after the Closing, the indemnification and arbitration provisions set forth in Article 11 shall be each such person's sole and exclusive remedy with respect to any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties, covenants or agreements of any such party in this Agreement; provided, however, that the foregoing shall not limit the parties' respective
--------  -------
rights to seek specific performance or other injunctive relief, or damages in connection with a claim of fraudulent conduct or fraudulent misrepresentation. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

     13.6    Amendment and Waivers. Any term or provision of this Agreement may
             ---------------------
be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the Company Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Company Shareholders without obtaining such further approval. At any time prior to the Effective Time, each of Company and Parent, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     13.7    Expenses.  Each party will bear its respective legal, auditors',
             --------
investment bankers' and financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"). Notwithstanding the foregoing, if the Merger is successfully consummated, then any Transaction Expenses of Company not paid on or prior to the Closing shall be paid by Parent and Parent will thereafter be entitled to indemnification from the Escrow Funds in accordance with Section
11.2 for an amount equal to the amount by which such Transaction Expenses exceed $1,800,000 (such excess amount, "Excess Transaction Expenses") to the extent such Excess Transaction Expenses have not been deducted from the Common Merger Consideration.

     13.8    Attorneys' Fees. Should suit be brought to enforce or interpret any
             ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     13.9    Notices. All notices and other communications required or permitted
             -------
under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

             If to Parent:

                    Interwoven, Inc.
                    1195 W. Fremont Avenue
                    Sunnyvale, California 94087
                    Attention:  David Allen
                    Fax Number:  408-658-2671

             with copies to:

                    Fenwick & West LLP
                    Embarcadero Tower West
                    275 Battery Street, Suite 1500
                    San Francisco, California 94111
                    Attention:  Douglas N. Cogen
                    Fax Number:  415-281-1350

             If to Company:

                    Ajuba Solutions, Inc.
                    2593 Coast Avenue
                    Mountain View, California 94043
                    Attention:  Tom Thomas
                    Fax Number:  650-210-0101

             with a copy to:

                    Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
                    LLP,
                    155 Constitution Drive
                    Menlo Park, California 94105
                    Attention:  Brooks Stough
                    Fax Number:  650-321-2800

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 13.9.

     13.10   Interpretation; Rules of Construction.  When a reference is made in
             -------------------------------------
this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to an Article, such reference shall be to an Article of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     13.11   No Joint Venture. Nothing contained in this Agreement will be
             ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

     13.12   Further Assurances.  Each party agrees to cooperate fully with the
             ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.13   Third Party Beneficiary Rights. No provisions of this Agreement are
             ------------------------------
intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder or stockholder or partner of any party hereto or any other person or entity unless specifically provided herein and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement; except that (i) Section 6.8 is intended to benefit the officers and directors of Company, (ii) Article 11 is intended to benefit the Indemnified Parties, and (iii) Article 12 is intended to benefit the Company Shareholders.

     13.14   Public Announcement.  Upon execution of this Agreement, Parent and
             -------------------
Company will issue a press release approved by both parties announcing the Merger. Thereafter, Parent may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such initial and mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and Company will use commercially reasonable efforts to prevent any trading in Parent Common Stock by its officers, directors, employees, shareholders and agents. Neither Parent nor Company will make any disclosures regarding this Agreement or the Merger that would jeopardize Parent's ability to timely and lawfully issue the shares of Parent Common Stock in the Merger pursuant to the exemptions described in Section 2.6.

     13.15   Disclosure Letters.  The Company Disclosure Letter and the Parent
             ------------------
Disclosure Letter each shall be arranged in separate parts corresponding to the numbered and lettered sections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered section in this Agreement, as applicable, and any other provision to which the relevance of such information is readily apparent from the text of such disclosure and shall not be deemed to relate to or to qualify any other provision.

     13.16   Entire Agreement. This Agreement and the Exhibits hereto constitute
             ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     13.17   Waiver Of Jury Trial.  EACH OF PARENT, COMPANY AND SUB HEREBY
             --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.


Interwoven, Inc.                         Ajuba Solutions, Inc.

By:  /s/ David M. Allen                  By:  /s/ Tom Thomas
     --------------------------------         --------------

Name:  David M. Allen                    Name:  Tom Thomas
       ------------------------------            ----------

Title:  Senior Vice President and CFO    Title:  Chief Executive Officer
        -----------------------------            -----------------------


AJ Acquisition Corp.

By:  /s/ David M. Allen
     --------------------------------

Name:  David M. Allen
       ------------------------------

Title:  CFO and Secretary
        -----------------------------




               [Signature Page to Agreement and Plan of Merger]

                               List of Exhibits

Exhibit A   List of Core Company Shareholders

Exhibit B   Form of Investment Representation Letter

Exhibit C   Amended and Restated Articles of Incorporation of Company

Exhibit D   Form of Agreement of Merger

Exhibit E   Matters to be Covered in the Opinion of Fenwick & West LLP

Exhibit F   Matters to be Covered in the Opinion of Gunderson Dettmer Stough
            Villeneuve Franklin & Hachigian, LLP

Exhibit G   Form of Continuation Agreement